UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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American Lorain Corporation
(Name of Registrant as Specified In Its Charter)

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AMERICAN LORAIN CORPORATION
BeihuanZhong Road
Junan County
Shandong, People’s Republic of China, 276600

To the Stockholders of American Lorain Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of American Lorain Corporation (“we,” “us,” “our,” or the “Company”) which will be held at our corporate headquarters, BeihuanZhong Road Junan County Shandong, People’s Republic of China, 276600, on ____________, 2018 at 10:00 a.m., local time.

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following proposals:

•	to elect five directors to serve as members of our Board for one-year terms, which we refer to as the “Director Election Proposal”;

•

to approve the transaction (the “Issuance Transaction”) contemplated by the Amended and Restated Securities Purchase Agreement (the “Issuance Agreement”), dated August 8, 2018, by and among the Company and Yimin Jin, our chief strategy officer and director, and Hongxiang Yu, our chairman nominee and director (the “Purchasers”), as required by NYSE American Company Guide Rule 713, which proposal we refer to as the “Issuance Proposal,” pursuant to which the Purchasers agreed to invest an aggregate of $10 million in the Company in exchange for an aggregate of 58,823,530 shares of our common stock;

•

to approve and adopt a proposal for amendment to the Company’s articles of incorporation (as amended, the “Charter”) to change the Company’s name from “American Lorain Corporation” to “Planet Green Holdings Corp.”, which we refer to as “Proposal 3”;

•

to approve and adopt a proposal for amendment to the Charter to effect a reverse stock split of our common stock at a ratio not less than _____ -for-one ( _____ -for-1) and not greater than _____ -for-one ( _____ -for-1) (the “Reverse Split”), with the exact ratio to be publicly announced and set within that range at the discretion of our Board of Directors before filing of the amendment effecting the proposed reverse stock split without further approval or authorization of our stockholders, which we refer to as “Proposal 4” and collectively with Proposal 3 as the “Charter Proposals”;

•

to approve the transaction (the “Sale Transaction”) contemplated by the Share Exchange Agreement (the “Sale Agreement”), entered into by and among the Company, Si Chen, our chairman, and certain of our subsidiaries, which proposal we refer to as the “Sale Proposal,” pursuant to which the Company agreed to sell our discontinued businesses and interests in our ongoing businesses to Mr Chen;

•	to ratify the appointment of WWC, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Issuance Transaction is conditioned on the approval of the Sale Proposal, the Charter Proposals and the Director Election Proposal. The Issuance Transaction will be consummated only if the Sale Transaction, the Charter Proposals and the Director Election Proposal are approved at the Annual Meeting. Each of these proposals is more fully described in the accompanying proxy statement.

We are providing this proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Annual Meeting and at any adjournments of the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to read this proxy statement carefully. The Annual Meeting is intended to meet any and all requirements of the NYSE American with respect to annual meetings for our fiscal years 2017 and 2018.

After careful consideration, considering all relevant factors, including the recommendation of the audit committee of the board of directors and review of the fairness opinion of Joseph Stone Capital, LLC, our Board unanimously recommends that our stockholders vote FOR all of the proposals presented to our stockholders in the accompanying proxy statement.

Only holders of the Company’s common stock at the close of business on ________, 2018 will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

Your vote is very important. If you are a registered stockholder, please vote your shares as soon as possible by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Annual Meeting.

Thank you for your support and continued interest in our Company.

By Order of the Board of Directors,

Si Chen
Chairman of the Board of Directors

Shandong, China
_____________, 2018

AMERICAN LORAIN CORPORATION
BeihuanZhong Road
Junan County
Shandong, People’s Republic of China, 276600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON _____, 2018

To the Stockholders of American Lorain Corporation:

NOTICE IS HEREBY GIVEN that an Annual Meeting of stockholders (the “Annual Meeting”) of American Lorain Corporation, a Nevada corporation (“we,” “us,” “our” or the “Company”), will be held at our corporate headquarters, BeihuanZhong Road Junan County Shandong, People’s Republic of China, 276600, at 10:00 a.m., local time, on _____, 2018, and at any reconvened meeting following any adjournment or postponement of the Annual Meeting.

You are cordially invited to attend the Annual Meeting for the following purposes:

•	The Director Election Proposal—to consider and vote upon a proposal to elect five directors to serve as members of our Board for one year terms;

•

The Issuance Proposal-to consider and vote upon a proposal to approve the transaction contemplated pursuant to Amended and Restated Securities Purchase Agreement (the “Issuance Agreement”), dated August 8, 2018, by and between the Company and Yimin Jin, our chief strategy officer and director, and Hongxiang Yu, our chairman nominee and director (the “Purchasers”), which we refer to hereinafter as the “Issuance Transaction,” in accordance with NYSE American Company Guide Rule 713;

•

The Name Change Proposal—To approve and adopt a proposal for amendment to the Company’s articles of incorporation (as amended, the “Charter”) to change the Company’s name from “American Lorain Corporation” to “Planet Green Holdings Corp.”, which we refer to as “Proposal 3”;

•

The Reverse Split Proposal—To approve and adopt separate a proposal for an amendment to the Charter to effect a reverse stock split of our common stock at a ratio not less than _____ -for-one ( _____ -for-1) and not greater than _____ -for-one ( _____ -for-1) (the “Reverse Split”), with the exact ratio to be publicly announced and set within that range at the discretion of our Board of Directors before filing of the amendment effecting the proposed reverse stock split without further approval or authorization of our stockholders, which we refer to as “Proposal 4” and together with Proposal as the “Charter Proposals”;

•

The Sale Proposal—to approve the transaction (the “Sale Transaction”) contemplated by the Share Exchange Agreement (the “Sale Agreement”), entered into by and among the Company, Si Chen, our chairman, and certain of our subsidiaries, which proposal we refer to as the “Sale Proposal,” pursuant to which the Company agreed to sell our discontinued businesses and interests in our ongoing businesses to Mr Chen; and

•	The Auditor Ratification Proposal— to ratify the appointment of WWC, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

The notice, this proxy statement and the form of proxy enclosed are being first sent to our stockholders on or about _____, 2018. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

Only holders of the Company’s common stock at the close of business on _____, 2018 will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the Issuance Transaction, the Sale Transaction and each of the proposals. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call Yimin Jin, our Chief Strategy Officer, at (86) 539-7317959, or our transfer agent, Interwest Transfer Co., Inc. at (801) 277-3147.

By Order of the Board of Directors,

Si Chen
Chairman of the Board of Directors

Shandong, China
_____, 2018

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	6

THE DIRECTOR ELECTION PROPOSAL	11

THE ISSUANCE TRANSACTION	14

THE ISSUANCE PROPOSAL	18

THE CHARTER PROPOSALS	19

THE SALE PROPOSAL	25

THE AUDITOR RATIFICATION PROPOSAL	31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33

CORPORATE GOVERNANCE	35

REPORT OF THE AUDIT COMMITTEE	38

EXECUTIVE COMPENSATION	40

STOCKHOLDER PROPOSALS	41

PROXY SOLICITATION	41

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS	41

OTHER MATTERS	41

ANNEXES

Annex A—Securities Purchase Agreement	A-1

Annex B—Articles of Amendment to Articles of Incorporation	B-1

Annex C—Share Exchange Agreement	C-1

QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Annual Meeting, including with respect to the proposed Issuance Transaction and Sale Transaction. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the annexes and the other documents referred to herein.

Q:      Why did I receive this proxy statement?

A:      This proxy statement is being provided to you in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a holder of our common stock as of the close of business on _____, 2018 (the “Record Date”), you are invited to attend the Annual Meeting and to vote in person or by proxy on the proposals described in this proxy statement.

Q:      What is being voted on at the Annual Meeting?

A:      Our Board is soliciting your vote for the following proposals to be voted on at the Annual Meeting:

•	The Director Election Proposal - To consider and vote upon a proposal to elect five directors to serve as members of our Board for one-year terms;

•	The Issuance Proposal - To approve the Issuance Transaction, in accordance with NYSE American Company Guide Rule 713;

•

The Charter Proposals - To approve the Charter amendments to provide for the change of the Company’s name from American Lorain Corporation to Planet Green Holdings Corp. and to effect a reverse stock split of our common stock at a ratio not less than _____ -for-one ( _____ -for-1) and not greater than _____ -for-one ( _____ -for-1);

•	The Sale Proposal - To approve the Sale Transaction; and

•	The Auditor Ratification Proposal - To ratify the appointment of WWC, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Q:      Why is the Board proposing the Issuance Proposal?

A: We are proposing the Issuance Proposal to comply with NYSE American Company Guide Rule 713, which requires a NYSE American-listed company to obtain stockholder approval for transactions that constitute a change of control. We believe the Issuance Transaction would constitute a change of control, since pursuant to the Issuance Agreement, we will issue securities to Yimin Jin, our chief strategy officer and director, and Hongxiang Yu, our chairman nominee and director (the “Purchasers”), in the Issuance Transaction equal to approximately __% of the total number of issued and outstanding shares of common stock and of the outstanding voting power of our securities after such issuance and sale (excluding the exercise of any options or warrants and assuming that no additional shares of common stock are issued prior to the closing of the Issuance Transaction). In addition, Mr. Jin is the chief strategy officer and a director of the Company and Mr. Yu is the chairman nominee and a director of the Company.

Q:      Why is the Board proposing the Charter Proposals?

A:      The proposed charter amendments that we are asking our stockholders to approve in connection with the Issuance Transaction provide for:

•	the change of the Company’s name from American Lorain Corporation to Planet Green Holdings Corp.; and

•	to effect a reverse stock split of our common stock at a ratio not less than _____ -for-one ( _____ -for-1) and not greater than _____ -for-one ( _____ -for-1).

The Board has determined that the name of the Company should reflect the Company’s strategy to expand into new lines of business in the agricultural industry in China, beyond the Company’s historical business which was limited to the Lorain brand. Therefore, the Board has proposed to change the Company’s corporate name from “American Lorain Corporation” to “Planet Green Holdings Corp.”

The Board’s primary objective in proposing a potential Reverse Split is to raise the per share trading price of our common stock, which is necessary for us to maintain our listing on the NYSE American.

Q:      Why is the Board recommending that I vote “FOR” the Issuance Proposal?

A:      Our Board recommends that you vote “FOR” the Issuance Proposal. Pursuant to NYSE American Company Guide Rule 713 and the Issuance Agreement, we are obligated to obtain stockholder approval for the Issuance Proposal at the Annual Meeting to consummate the Issuance Transaction. The Board believes it is in the best interests of the stockholders of the Company that such proposals be approved so that the Company can consummate the Issuance Transaction and the Sale Transaction, which transactions will enable the Company to focus on its growth plans and operate according to the plans of our Board following the Issuance Transaction. Our audit committee has approved the Issuance Transaction, which constitutes a related party transaction.

Q:      Why is the Board recommending that I vote “FOR” the Sale Proposal?

A:      Our Board recommends that you vote “FOR” the Sale Proposal. Pursuant to the Sale Agreement, we are obligated to obtain stockholder approval for the Sale Proposal at the Annual Meeting to consummate the Sale Transaction. The Sale Agreement provides that the Sale Transaction may not be consummated without the Company’s obtaining stockholder approval of the Sale Transaction. The purpose of the Sale Transaction is to sell our discontinued businesses and interests in our ongoing businesses to Mr Chen, our current Chairman, which will improve our balance sheet. The Sale Transaction, together with the Issuance Transaction and the Reverse Split, is expected to enable us to maintain our listing on the NYSE American. Our audit committee has approved the Sale Transaction, which constitutes a related party transaction.

Q:      Are the proposals conditioned on one another?

A:      Yes. The Issuance Transaction is conditioned on the approval of the Sale Proposal, the Charter Proposals and the Director Election Proposal. The Issuance Transaction will be consummated only if the Sale Transaction, the Charter Proposals and the Director Election Proposal are approved at the Annual Meeting. The other proposals are not conditioned on each other.

Q:      What are the consequences if these proposals are not approved?

A: If the Sale Proposal, the Charter Proposals and the Director Election Proposal are approved but the Issuance Proposal is not approved, NYSE American Company Guide Rule 713 and the Issuance Agreement will not allow consummation of the Issuance Transaction. Furthermore, if the Issuance Proposal is approved but any of the Sale Proposal, the Charter Proposals or the Director Election Proposal is not approved, the Purchasers will have no obligation to consummate the Issuance Transaction.

Q:      Who is entitled to vote at the Annual Meeting?

A:      Holders of common stock as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting. However, Mr. Chen, who holds 3,978,988 shares of our common stock, has agreed to abstain from voting on the Sale Proposal.

Q:      Do I have dissenters’ rights of appraisal?

A:      The Nevada Revised Statutes do not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with any of the proposals herein.

Q:      How many votes do I have?

A:      On the Record Date, there were ________shares of common stock issued and outstanding. Each stockholder is entitled to one vote for each outstanding share of common stock held as of the Record Date.

Q:      What is the difference between holding shares of common stock as a holder of record and as a beneficial owner?

A:      If your shares are registered directly in your name with our transfer agent, Interwest Transfer Co., you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, the Company sent this Proxy Statement and a proxy card directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold shares in street name, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone, fax, or over the Internet, if they offer that alternative. As a beneficial owner is not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:      What is the quorum required for the Annual Meeting?

A:      Holders of a majority in voting power of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of our stockholders, present in person or represented by proxy, will have the power to adjourn the Annual Meeting. As of the Record Date, ________shares of our common stock would be required to achieve a quorum. Mr. Chen, who holds 3,978,988 shares of our common stock, is expected to attend the meeting in person or by proxy, and such shares, if present, will count toward a quorum. However, Mr. Chen has agreed to abstain from voting on the Sale Proposal.

Q:      How do I vote?

A:      You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•

In person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

Q:      Can I change my vote after I have voted?

A:      You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. Mere attendance at the Annual Meeting will not automatically revoke your proxy unless you vote in person at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Q:      What happens if I do not give specific voting instructions?

A:      If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held beneficially in street name with a broker, your broker will not be authorized to vote on non-routine matters. The Director Election Proposal, the Issuance Proposal and the Sale Proposal are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). The Charter Proposals and the Auditor Ratification Proposal are considered routine matters, and therefore brokers can exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers. If your broker is not able to vote your shares, they will constitute “broker non-votes,” which are counted for the purposes of determining the presence of a quorum, but otherwise do not affect the outcome of the foregoing matters being voted on at the Annual Meeting.

Q:      What vote is required to approve each proposal?

A:      The Director Election Proposal requires the affirmative vote of a plurality of the votes cast by shares represented in person or proxy and entitled to vote for the election of directors. This means that the five nominees receiving the most votes will be elected. You may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more of the nominees. Votes withheld as to this proposal will not affect the election of the candidates that receive the plurality of the vote.

The Issuance Proposal and the Sale Proposal must be approved by a majority of the votes cast by stockholders eligible to vote and present in person or represented by proxy voting together as a single class. This means the number of votes cast by stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

The Charter Proposals must be approved by a majority of the issued and outstanding shares of common stock as of the Record Date.

The proposal for the ratification of the appointment of WWC, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative “FOR” votes of a majority of the votes cast on this proposal.

Q:      How are abstentions and broker non-votes treated?

A:      For the purpose of determining whether our stockholders have approved a proposal:

•

With respect to the Issuance Proposal, the Sale Proposal and the Charter Proposals, abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and will therefore have no effect on the outcome of such proposals.

•	With respect to the Director Election Proposal, abstentions and broker non-votes will have no effect on the outcome of such proposal.

Q:      Is my vote confidential?

A:      We will handle proxy instructions, ballots and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. Your vote will not be disclosed within or outside our Company, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards. These may be forwarded to management or our Board.

Q:      Where can I find the voting results of the Annual Meeting?

A:      The preliminary voting results may be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election for the Annual Meeting and announced in a Current Report on Form 8-K as soon as practicable after the inspector of election tallies the final voting results.

Q:      Who is paying the cost of this proxy solicitation?

A:      We are paying the cost of soliciting proxies. We may retain a proxy solicitation firm to assist us in soliciting proxies for a nominal fee plus reasonable out-of-pocket expenses. We must pay brokerage firms and other persons representing beneficial owners of shares of common stock their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners who specifically request them and obtaining voting instructions from those beneficial owners.

In addition to soliciting proxies by mail, members of our Board and our officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who have previously requested electronic receipt of proxy materials.

Q:      What if I have questions for the Company’s transfer agent?

A:      Please contact our transfer agent, at the telephone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account. Interwest Transfer Co. P.O. Box 17136 Salt Lake City, UT 84117 Tel: (801) 277-3147

Q:      Who can help answer my questions?

A:      If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact us at:

American Lorain Corporation
BeihuanZhong Road
Junan County
Shandong, People’s Republic of China, 276600
Attention: Si Chen
Telephone: (86) 539-7317959

THE DIRECTOR ELECTION PROPOSAL

Our Board currently consists of one class of five directors, with all directors elected to serve a one-year term.

At the Annual Meeting, stockholders are being asked to elect five directors, including three directors standing for re-election and two new director nominees, to serve as members of our Board for one-year terms.

Our Board has nominated each of Hongxiang Yu, Yimin Jin, Yuguo Zhang, Yilei Shao and Guangming Fang to serve as directors. Messrs. Hongxiang Yu, Yimin Jin and Yuguo Zhang are currently directors of the Company who are standing for re-election at the Annual Meeting. Two of the Company’s current directors, Si Chen and Maoquan Wei,8-K have determined not to stand for re-election.

The table below sets forth the name, age and position of each nominee for director.

Name	Age	Position
Hongxiang Yu	39	Chairman Nominee and Director
Yimin Jin	47	Chief Strategy Officer and Director
Yuguo Zhang	60	Director
Yilei Shao	41	Director Nominee
Guangming Fang	54	Director Nominee

The following sets forth information regarding each nominee:

Hongxiang Yu was appointed as a director in August 2016. Mr. Yu has served as the head of the internal auditing department of Hongrun Construction Group Co., Ltd., a company listed on the Shenzhen Stock Exchange, and as general manager for Hongrun’s foundation engineering subsidiary, since August 2006. In September 2015, Mr. Yu established, and has been the Chairman of, Shanghai Highlights Asset Management Co., Ltd., a company engaged in assets management and private equity investment in China. Since April 2016, Mr. Yu has also served as the Vice Chairman of Tianjin Dragon Film Limited, a company engaged in investment in film industry including the both upstream and downstream chain of film production business in China. Mr. Yu received his Bachelor degree in International Trade in 2004 from University of Portsmouth in the UK and his Master degree in International Human Resources Management in 2006 from University of Portsmouth. We believe Mr. Yu is well qualified to serve on our board of directors because of his extensive management experience.

Yimin Jin was appointed as our Chief Strategic Officer and a director in November 2017. Mr. Jin has extensive experience in investment and financing industry. From 1995 to 2001, Mr. Jin served as the General Manager of Shanghai Pudong Development Bank, and from 2001 to October 2017, Mr. Jin served as the Managing Director of Shanghai Xiefeng Science and Technology Investment Co., Ltd. Mr. Jin received his college diploma from Shanghai Shanda College in 1993 and received his Bachelor of Finance degree from Shanghai Television University in 1998. Mr. Jin obtained his MSBA degree from Madonna University in 2001. We believe Mr. Jin is well qualified to serve on our board of directors because of his extensive investment experience.

Yuguo Zhang was appointed as one of our directors in November 2017. He served as the president of Jiangsu Siyuan Port Co, Ltd. from October 2014 until September 2016. He has served as a director of Jiangsu Siyuan Port Corp. since September 2016. From 2012 to September 2014, Mr. Zhang served as the president of Jiangsu Xinmin Port Co., Ltd., and from 2008 to 2012, Mr. Zhang served as the president of Rugao Port Group. Mr. Zhang received his Bachelor of Chinese Language degree from Huadong Normal University in 1991 and obtained his MSBA degree from Madonna University in 1999. We believe Mr. Zhang is well qualified to serve on our board of directors because of his extensive management experience.

Yilei Shao has served as founder and chief executive officer of Shanghai Jianshi Management Consulting Limited, focusing on cross-border advisory services for Chinese companies and strategic consulting, since 2011. Ms. Shao served as Vice President in the Credit Derivatives Department of Goldman Sachs in New York from 2005 to 2010. Ms. Shao received a bachelor degree in computer science from Shanghai Jiao Tong University and a Ph.D. in Computer Science from Princeton University. We believe that Ms. Shao is well qualified to serve on our board of directors because of her extensive experience with strategic corporate matters.

Guangming Fang has served as a director of Hongkong Zhuangyuanlou Food Co., Ltd. since September 2014. He served as chief executive officer of Yueyuxing International Trade Company in Thailand from 1986 to 1999. He served as chief executive officer of Beijing Zhongqiao Culture Development Company from 1999 to August 2014, Mr. Fang received his bachelor of accounting degree from Payap University of Thailand in 1986. We believe Mr. Fang is well qualified to serve on our board of directors because of his extensive management experience in the food industry.

There are no arrangements or understandings between any of our directors and any other person pursuant to which any director was selected to serve as a director of our company. Directors are elected until their successors are duly elected and qualified. There are no family relationships among any of the directors or the executive officers of the Company.

Director Qualifications and Diversity

We seek directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our businesses. We seek directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion. We also seek directors who have the ability and commitment to devote significant time and energy to service on the Board and its committees. We believe that all of our directors meet the foregoing qualifications. We do not have a policy with respect to diversity.

Transactions with Related Persons, Promoters and Certain Control Persons

Certain “related party” transactions involving related persons (excluding executive officer compensation which is determined by the Compensation Committee) are presented to, reviewed and approved by the Audit Committee. Related persons include the Company’s directors and executive officers, immediate family members of the directors and executive officers, and security holders who beneficially own five percent or more of our common stock and their respective family members. The transactions subject to such review are those transactions in which the Company was or is to be a participant and the amount involved equals or exceeds $120,000. If the related party involved in a related party transaction is a director of the Company that would normally review such a transaction or a family member of such a director, then that director will not participate in the relevant discussion and review.

Information considered in evaluating such transactions may include: the nature of the related person’s interest in the transaction; the material terms of the transaction; whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party; whether there are business reasons for the Company to enter into the transaction; whether the transaction would impair the independence of an outside director; and whether the transaction would present an improper conflict of interests for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director’s, executive officer’s or related party’s interest in the transaction and the ongoing nature of any proposed relationship; and any other factors the Audit Committee deems relevant.

The Issuance Agreement and Sale Agreement described above in their respective proposals would constitute related party transactions in the event we consummate such transactions.

Review, Approval or Ratification of Transactions with Related Persons

Our Board of Directors appointed an audit committee consisting of independent directors. This committee, among other duties, is charged to review, and if appropriate, ratify all agreements and transactions which had been entered into with related parties, as well as review and ratify all future related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to report their initial beneficial ownership and any subsequent changes in that beneficial ownership of our securities to the SEC. Based solely on a review of the copies of the reports furnished to us, we believe that all such reports for the year ended December 31, 2017 were filed on a timely basis.

Vote Required

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the five nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote in person at the Annual Meeting and broker non-votes will have no effect on the vote since a plurality of the votes cast is required for the election of each nominee.

If the Director Election Proposal is not approved, then the Issuance Proposal will not have any effect and, pursuant to the Issuance Agreement, the Purchasers will have no obligation to consummate the Issuance Transaction if the Director Election Proposal is not approved.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FIVE NOMINEES TO THE BOARD.

THE ISSUANCE TRANSACTION

The following includes a summary of the material provisions of the Issuance Agreement, a copy of which is attached to this proxy statement as Appendix A. This summary may not contain all of the information about the Issuance Agreement that is important to you. We encourage you to read carefully the Issuance Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Issuance Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note

The following summary of the Issuance Agreement is intended to provide information regarding its terms, although the SEC has taken the position that the Issuance Agreement (when included in filings made with the SEC) and the related summary constitute public disclosures. The Issuance Agreement contains representations and warranties by the parties thereto that were made as of specified dates and for purposes of the Issuance Agreement (notwithstanding that the Issuance Agreement has been included in filings made with the SEC, and the SEC has taken the position that its representations and warranties therefore constitute disclosures), including establishing the circumstances in which a party to the Issuance Agreement may have the right not to close the transactions contemplated thereby if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, rather than establishing matters as facts. The representations, warranties and covenants in the Issuance Agreement may be subject to limitations agreed upon by the contracting parties, including for the purposes of allocating contractual risk between the parties to the Issuance Agreement instead of establishing these matters as facts, and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Issuance Agreement, and subsequent information may have been included in this proxy statement or reflected in the Company’s other public disclosures. Moreover, the description of the Issuance Agreement below does not purport to describe all of the terms thereof and is qualified in its entirety by reference to the full text of the Issuance Agreement, a copy of which is attached to this proxy statement as Appendix A.

Issuance Agreement

Issuance and Sale of Common Stock

On August 8, 2018, the Company entered into the Issuance Agreement with Yimin Jin, our chief strategy officer and director, and Hongxiang Yu, our chairman nominee and director, pursuant to which the Purchasers agreed to invest an aggregate of $10 million in the Company in exchange for an aggregate of 58,823,530 shares of our common stock.

Representations and Warranties

The Issuance Agreement contains representations and warranties of the Company as to, among other things:

•	corporate organization, existence, good standing, and power and authority to carry on its business;

•	the power and authority of the Company and its subsidiaries to enter into the Issuance Agreement and to consummate the transactions contemplated thereby;

•

the absence of certain violations, defaults, or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the Issuance Agreement;

•	required regulatory filings and authorizations, consents or approvals of governmental entities;

•	the issuance of the securities pursuant to the Issuance Agreement is duly authorized;

•	the capitalization of the Company;

•	matters relating to the Company’s filings with the SEC, financial statements, and liabilities;

•	the absence of undisclosed material changes to the Company’s business;

•	the absence of certain litigation, orders and judgments, and governmental proceedings and investigations related to the Company;

•	compliance with laws and agreements;

•	employee matters;

•	title to the assets of the Company and its subsidiaries;

•	insurance policies of the Company and its subsidiaries;

•	internal accounting controls;

•	the absence of any undisclosed fees owed to investment bankers, financial advisors or brokers in connection with the transactions contemplated by the Issuance Agreement;

•	matters relating to information to be included in required filings with the SEC in connection with the transactions contemplated by the Issuance Agreement;

•	matters relating to the Company’s independent registered public accounting firm;

•	compliance with SEC and NYSE American rules and regulations; and

•	certain provisions of Nevada law.

The Issuance Agreement contains representations and warranties of the Purchasers as to, among other things:

•	the Purchasers’ receipt of certain information;

•	the Purchasers’ knowledge and experience;

•	the Purchasers’ status as an “accredited investor”;

•	the Purchasers’ acknowledgement of risks related to their investment in the Company; and

•	securities law matters.

Conditions to Closing.

The obligation of the Company to consummate the Issuance Transaction is subject to the satisfaction of the following conditions:

•	all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the applicable closing shall have been performed;

•	the Company and the Purchasers shall have agreed on the use of proceeds from the transactions contemplated by the Issuance Agreement;

•	the delivery by the Purchasers of the appropriate subscription amount in connection with such Closing;

•	the Sale Transaction shall have been (i) approved by the requisite vote of the shareholders of the Company at the Meeting and (ii) consummated thereafter.

•

amendments to the Company’s articles of incorporation to (i) change the Company’s name to “Planet Green Holdings Corp.” and (ii) effect a reverse stock split of the Common Stock shall have been approved by the requisite vote of the shareholders of the Company at the Annual Meeting;

•

the Transaction Documents and the transactions contemplated hereby and thereby shall have been approved by (i) the audit committee of the Company’s board of directors, (ii) the requisite vote of the shareholders of the Company at the Annual Meeting and (iii) the NYSE American; and

•	the election of each of the Purchasers shall have been approved by the requisite vote of the shareholders of the Company at the Annual Meeting.

The obligation of the Purchaser to consummate each applicable Closing is subject to the satisfaction of the following conditions:

•	all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable closing shall have been performed;

•	the delivery by the Company of the appropriate shares of common stock and Warrants;

•	the Company is listed as a public company on, and the shares of common stock are tradable over, the NYSE American;

•	the Company and the Purchasers shall have agreed on the use of proceeds from the transactions contemplated pursuant to the Issuance Agreement;

•

on the date of the applicable closing, trading in our common stock shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Securities at the applicable Closing;

•	the Sale Transaction shall have been (i) approved by the requisite vote of the shareholders of the Company at the Meeting and (ii) consummated thereafter.

•

amendments to the Company’s articles of incorporation to (i) change the Company’s name to “Planet Green Holdings Corp.” and (ii) effect a reverse stock split of the Common Stock shall have been approved by the requisite vote of the shareholders of the Company at the Annual Meeting

•	the Transaction Documents and the transactions contemplated hereby and thereby shall have been approved by (i) the audit committee of the Company’s board of directors, (ii) the requisite vote of the shareholders of the Company at the Annual Meeting and (iii) the NYSE American; and

•	the election of each of the Purchasers shall have been approved by the requisite vote of the shareholders of the Company at the Annual Meeting.

Termination

The Issuance Agreement may be terminated by the Purchaser or by the Company by written notice to the other party if the Closing has not been consummated on or before October 31, 2018; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party.

Dilution to Existing Stockholders

There will be dilution to the existing holders of our common stock if the Issuance Proposal is approved and the Issuance Transaction is consummated. We will issue shares to the Purchasers in the Issuance Transaction equal to approximately __% of the total number of issued and outstanding shares of common stock and of the outstanding voting power of our securities after such issuance and sale (excluding the exercise of any options or warrants and assuming that no additional shares of common stock are issued prior to the closing of the Issuance Transaction).

Additional Information

This summary is intended to provide you with basic information concerning the Issuance Agreement and the Issuance Transaction. However, it is not a substitute for reviewing our periodic reports filed with the SEC, including our annual report for the fiscal year ended December 31, 2017, our quarterly reports and our current reports, and in particular the Current Report on Form 8-K we filed on            , 2018 regarding the Issuance Agreement and the Issuance Transaction.

THE ISSUANCE PROPOSAL

Background and Reason for Request for Stockholder Approval

Our Board is seeking the approval, for purposes of NYSE American Company Guide Rule 713, of a proposal for our stockholders to adopt and approve the Issuance Agreement and approve the Issuance Transaction, including the issuance of up to 58,823,530 shares of common stock. Because the Company’s common stock is listed on the NYSE American, the Company is subject to NYSE American Company Guide Rule 713, which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. While the Company and the Purchaser will jointly determine the specific uses of the proceeds from the Issuance Transaction prior to the Closing, the Company expects to use the proceeds to fund its working capital, product development and marketing, research and development and other general corporate purposes. NYSE American considers all facts and circumstances concerning a transaction, including whether there are any other relationships or agreements between the company and the investor or group. As of the Record Date, the Company had ________shares of Common stock issued and outstanding. The 58,823,530 shares of common stock issuable pursuant to the Issuance Agreement would represent approximately __% of the issued and outstanding shares of the Company’s common stock as of the Record Date (excluding the exercise of any options or warrants and assuming that no additional shares of common stock are issued prior to the closing of the Issuance Transaction). In addition, the Purchasers are members of the Company’s management team

The closing of the Issuance Transaction is conditioned upon our obtaining stockholder approval for the Issuance Transaction as well as our obtaining stockholder approval for the Director Election Proposal, the Sale Proposal and the Charter Proposals. If stockholders approve the Issuance Proposal, the Director Election Proposal, the Sale Proposal and the Charter Proposals at the Annual Meeting, we will consummate the closing of the Issuance Transaction shortly thereafter, provided that all other closing conditions are met.

Impact on Stockholders of Approval or Disapproval of the Issuance Proposal

If the Issuance Proposal is approved, the issuance of common stock could have an anti-takeover effect because such issuance would make it more difficult for, or discourage an attempt by, a party to obtain control of the Company by tender offer or other means. The issuance of common stock will increase the number of shares entitled to vote, increase the number of votes required to approve a future change of control of the Company, and dilute the interest of a party attempting to obtain control of the Company. The Board does not have any current knowledge of any effort by any third party to accumulate the Company’s securities or obtain control of the Company by any means. If the Issuance Proposal is approved, and all other closing conditions are met, then the Company intends to consummate the Issuance Transaction shortly following the date of the Annual Meeting.

If the Issuance Proposal is not approved, then NYSE American Company Guide Rule 713 will not allow the Company to consummate the Issuance Transaction.

Vote Required

The approval of the Issuance Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote thereon at the Annual Meeting, assuming that a quorum is present. Broker non-votes and abstentions will have no effect with respect to the approval of this proposal. This proposal is conditioned on the approval of the Charter Proposals, the Sale Proposal and the Director Election Proposal. If the Charter Proposals, the Sale Proposal and the Director Election Proposal are not approved, the Issuance Proposal will have no effect (even if approved by the requisite vote of our stockholders at the Annual Meeting or any adjournment or postponement thereof) and the Purchasers will not be obligated to consummate the Issuance Transaction.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ISSUANCE PROPOSAL.

THE CHARTER PROPOSALS

You are being asked to consider and act upon the Charter Proposals, which are attached as Appendix B to this proxy statement. To comply with applicable rules of the SEC in connection with proxy statements, we have presented separately each amendment to the Charter.

NAME CHANGE PROPOSAL

Introduction

The Board has proposed to change the Company’s corporate name from “American Lorain Corporation” to “Planet Green Holdings Corp.” The name change will become effective upon its filing with the Secretary of State of the State of Nevada.

Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the name change is adopted and the Board, in its sole discretion, determines to effect the name change. When the Board effectuates the name change, the Company expects to change its trading symbol from “ALN” to “PLAG,” it being understood that such symbol may not be available at the time of the name change and it further being understood that the Board, in its sole discretion, may choose a new symbol, whether or not “PLAG” is available, at the time of the name change.

Reason for the Name Change Proposal

The Board has determined that the name of the Company should reflect the Company’s strategy to expand into new lines of business in the agricultural industry in China, beyond the Company’s historical business which was limited to the Lorain brand. Therefore, the Board has proposed to change the Company’s corporate name from “American Lorain Corporation” to “Planet Green Holdings Corp.”

Text of Proposed Articles of Amendment; Effectiveness

The text of the proposed Articles of Amendment is set forth in Annex B to this proxy statement. The Articles of Amendment will become effective upon its filing with the Secretary of State of the State of Nevada.

Required Vote

The affirmative vote of holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is required to approve the Name Change Proposal. Abstentions are considered present for purposes of establishing a quorum. However, abstentions will have the effect of a vote against the Name Change Proposal. Brokers may vote on the Name Change Proposal because such proposal is routine. If the Name Change Proposal is not approved, then the Issuance Proposal will not have any effect and, pursuant to the Issuance Agreement, the Purchasers will have no obligation to consummate the Issuance Transaction if the Name Change Proposal is not approved.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE CHARTER PROPOSALS.

REVERSE SPLIT PROPOSAL

Introduction

The Reverse Split will be effected if our stockholders approve this proposal and we thereafter file an amendment to our articles of incorporation with the Secretary of State of the State of Nevada, memorializing the Reverse Split. Stockholders should review the proposed form of amendment to the articles of incorporation attached as Exhibit B to this proxy statement. The text of the final Articles of Amendment may vary from the attached to include such changes that the Board, in its sole discretion, may deem appropriate to effect the Reverse Split. After the Reverse Split, the par value of each share of our common stock will continue to be $0.001.

Corporate Effect

The Reverse Split would have the following effects:

•	the number of shares of our common stock outstanding will be reduced accordingly, including shares of common stock held by common stockholders; and

•

proportional adjustments will be made to the per share conversion or exercise price and the number of shares issuable upon the conversion of any convertible security of ours, or upon the exercise of any of our outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for each such conversion or exercise for which a price must be paid, as would have been required to be paid immediately preceding the Reverse Split.

If approved and effected, the Reverse Split will affect all of our existing stockholders uniformly, other than to a given stockholder that would receive a fractional share, as further discussed below. The Reverse Split will not have any dilutive effect on our stockholders as the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will remain the same.

The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split; NYSE American Requirements for Continued Listing

The Board’s primary objective in proposing a potential Reverse Split is to raise the per share trading price of our common stock, which is necessary for us to maintain our listing on the NYSE American.

Our common stock is listed on the NYSE American. Section 1003 of the NYSE American exchange Company Guide Rules provides that the NYSE American will consider suspending from trading or delisting a common stock of a Company if minimum shareholders’ equity, stock price and number of stockholders standards are not met by that Company.

On April 18, 2018, the NYSE American informed the Company that the Company’s securities have been selling for a low price per share for a substantial period of time. Consequently, pursuant to Section 1003(f)(v) of the Company Guide, the Company’s continued listing is predicated on the Company’s effecting a reverse stock split of the Company’s common stock or otherwise demonstrating sustained price improvement by no later than October 19, 2018.

In the event that NYSE American determines that the Company has not timely cured the foregoing deficiency, NYSE American most likely will initiate procedures to delist our common stock from the NYSE American exchange. The Company’s common stock will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standards noted, subject to the Company’s compliance with other continued listing requirements.

Our Board of Directors has determined that the continued listing of our common stock on the NYSE American exchange is beneficial for our stockholders. If our common stock were delisted from the NYSE American exchange, the Board of Directors believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock. Therefore, the Board has deemed it appropriate to effect a reverse stock split that would be intended to cure the price condition deficiency and restore the Company to compliance under the continued listing criteria set forth in the NYSE American’s Company Guide.

The closing sale price of our common stock on _______, 2018 was $___ per share. Our Board has considered the potential harm to the Company of a delisting from the NYSE American and believes that a reverse stock split would help us maintain compliance with the NYSE American Company Guide Rules. Our Board believes it is necessary to retain discretion whether to implement, and if implemented, to determine the exact ratio of the reverse split within the range of _____ -for-one (_____-for-1) to _____-for-one (_____-for-1) as the Board deems it to be in the best interests of the Company. Accordingly, the Board has approved a proposed amendment to our articles of incorporation that would effect a reverse stock split of our common stock at a ratio not less than_____for-one (_____-for-1) and not greater than _____-for-one (_____-for-1), with the exact ratio to be publicly announced and determined by our Board at a later date without further approval or authorization of our stockholders.

The following table reflects the number of shares of our common stock that are currently issued and outstanding and the number of shares that will be outstanding assuming certain ratios within the range set forth above:

Current	__:1	__:1	__:1	__:1
__________	__________	__________	__________	__________

Our Board also believes that the Reverse Split and any resulting increase in the per share price of our common stock will enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock, although we have not been told by them that is the reason for not investing in our common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our common stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to retain our listing on NYSE American.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our common stock. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Split will increase the market price of our common stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our common stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual holder of common stock would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing holders of common stock in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Reverse Split Proposal, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Articles of Amendment will be filed with the Secretary of State of the State of Nevada. The actual timing of the filing of the Articles of Amendment with the Secretary of State of the State of Nevada to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Articles of Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Split even if the price of our common stock has significantly increased by the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Nevada (the “Effective Time”).

Upon the filing of the Articles of Amendment, without further action on our part or our stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of common stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 1,000 shares of our common stock, you would hold ______shares of our common stock following the Reverse Split if the ratio is one-for-____ or you would hold _______shares of our common stock if the ratio is one-for-_______.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of common stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of common stock following the Reverse Split, that stockholder will receive a certificate representing 151 shares of common stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had ______holders of record of our common stock (although we have significantly more beneficial holders). We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent and will receive a statement of confirmation.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Anti-Takeover and Dilutive Effects

The number of authorized shares of our common stock and preferred stock will not be diluted as a result of the Reverse Split. The common stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Articles of Amendment would continue to give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Articles of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued common stock or preferred stock to impede a takeover attempt. Other than the Issuance Agreement, there are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

Accounting Consequences

As of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our common stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our common stock. This summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons who may be subject to special treatment under U.S. federal income tax law or persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Split should equal the aggregate tax basis in the common stock surrendered and the holding period for the common stock received should include the holding period for the common stock surrendered.

Text of Proposed Articles of Amendment; Effectiveness

The text of the proposed Articles of Amendment is set forth in Annex B to this proxy statement. If and when effected by our Board, the Articles of Amendment will become effective upon its filing with the Secretary of State of the State of Nevada.

Required Vote

The affirmative vote of holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is required to approve the Reverse Split Proposal. Abstentions are considered present for purposes of establishing a quorum. However, abstentions will have the effect of a vote against the Reverse Split Proposal. Brokers may vote on the Reverse Split Proposal because such proposal is routine. If the Reverse Split Proposal is not approved, then the Issuance Proposal will not have any effect and, pursuant to the Issuance Agreement, the Purchasers will have no obligation to consummate the Issuance Transaction if the Reverse Split Proposal are not approved.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE CHARTER PROPOSALS.

THE SALE PROPOSAL

Explanatory Note

The following summary of the Sale Agreement is intended to provide information regarding its terms, although the SEC has taken the position that the Sale Agreement (when included in filings made with the SEC) and the related summary constitute public disclosures. The Sale Agreement contains representations and warranties by the parties thereto that were made as of specified dates and for purposes of the Sale Agreement (notwithstanding that the Sale Agreement has been included in filings made with the SEC, and the SEC has taken the position that its representations and warranties therefore constitute disclosures), including establishing the circumstances in which a party to the Sale Agreement may have the right not to close the transactions contemplated thereby if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, rather than establishing matters as facts. The representations, warranties and covenants in the Sale Agreement may be subject to limitations agreed upon by the contracting parties, including for the purposes of allocating contractual risk between the parties to the Sale Agreement instead of establishing these matters as facts, and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Sale Agreement, and subsequent information may have been included in this proxy statement or reflected in the Company’s other public disclosures. Moreover, the description of the Sale Agreement below does not purport to describe all of the terms thereof and is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is attached to this proxy statement as Appendix C.

Overview

On _____, 2018, we, our chairman, Si Chen, and our direct and indirect subsidiaries, Planet Green Holdings Corp., a British Virgin Islands company that is 100% owned by us (“Planet Green”), Junan Hongrun Foodstuff Co., Ltd., a company incorporated in the PRC (“Junan”), Shandong Lorain Co., Ltd., a company incorporated in the PRC (“Shandong Lorain”), International Lorain Holdings, Inc., a Cayman Islands company that is 100% owned by us (“ILH”), Shandong Greenpia Foodstuff Co., Ltd., a business company incorporated in the PRC (“Shandong Greenpia”), Beijing Lorain Co., Ltd., a business company incorporated in the PRC (“Beijing Lorain”) and Luotian Lorain Co., Ltd., a business company incorporated in the PRC (“Luotian Lorain”), entered into the Sale Agreement.

The Sale Agreement provides for:

•	the sale of 100% of the equity interest in ILH by us to Mr. Chen (the “Disposition”); and

•

the purchase of (A) 50% of the issued and outstanding shares of Shandong Greenpia, (B) 30% of Beijing Lorain and (C) 100% of the issued and outstanding shares of Luotian Lorain (collectively, the “Planet Green Shares”) by Planet Green from ILH (the “Exchange” and, collectively with the Disposition, the “Sale Transaction”).

The Planet Green Shares will be directly owned by Planet Green, and indirectly by us, following the closing of the Sale Transaction.

The Sale Agreement is attached to this proxy statement as Annex C. You are encouraged to read this proxy statement in its entirety, including all the annexes hereto.

Reasons for the Approval of Sale Transaction by Our Board of Directors

Based on its evaluation, after careful consideration, considering all relevant factors, including the recommendation of the audit committee of the board of directors and review of the fairness opinion of Joseph Stone Capital, LLC, (as further described in the section entitled “The Sale Proposal—Description of Opinion of Joseph Stone Capital, LLC”), our board of directors, upon the recommendation of our audit committee, unanimously approved the Sale Agreement and the transactions contemplated therein and determined that it is fair to our company and our shareholders.

Our board of directors believes that the Sale Transaction is in the best interest of our company and our shareholders for numerous reasons, including, but not limited to, the following:

•	the operations of Junan, Shandong Lorain, Dongguan and Athena have ceased and each such entity has significant outstanding debts;

•

following the consummation of the Sale Transaction, the financial statements of the Company will no longer reflect the discontinued operations of Junan, Shandong Lorain and Dongguan and neither we nor any of our then affiliates will be liable to repay the outstanding debts of Junan, Shandong Lorain, Dongguan and Athena;

•

Mr. Chen is personally liable to repay the outstanding debts of Junan, Shandong Lorain and Dongguan and following the consummation of the Sale Transaction, Mr. Chen will continue to be liable to repay the outstanding debts of Junan, Shandong Lorain, and Dongguan, whereas we are not liable to repay the outstanding debts of Junan, Shandong Lorain, Dongguan and Athena;

•	Athena is no longer a consolidated subsidiary of the Company; and

•

as a result of the Sale Transaction, the anticipated consummation of the Issuance Transaction promptly following the Meeting, and the anticipated effectuation of the Reverse Split promptly following the Meeting, we anticipate that we will be in compliance with NYSE American listing requirements.

Certain Interests of Our Directors, Officers and Others in the Sale Transaction

When considering our board of directors’ recommendation that our shareholders vote in favor of the approval of the Sale Transaction and the adoption of the Sale Agreement, our shareholders should be aware that directors and executive officers of the Company have interests in the Sale Transaction that may be different from, or in addition to, the interests of our shareholders. These interests include:

•

pursuant to the Sale Agreement, Si Chen, our Chairman, will acquire 100% of the equity interest of ILH, which, following the Sale Transaction, will own (A) 50% of the issued and outstanding shares of Shandong Greenpia and (B) 70% of Beijing Lorain, in addition to Junan, Shandong Lorain, Dongguan and Athena;

•	as of the Record Date, Mr. Chen owns 3,978,988 of our issued and outstanding shares;

•

following the Issuance Transaction, Yimin Jin, our chief strategy officer and director, and Hongxiang Yu, our chairman nominee and director, will own, in the aggregate, 58,823,530 shares of our common stock, representing approximately ___% of our issued and outstanding shares;

•	Maoquan Wei, a director, owns 174 shares of our common stock; and

•	the continued indemnification of our directors and officers.

The Sale Agreement

The subsections that follow this subsection describe the material provisions of the Sale Agreement, but do not purport to describe all of the terms of the Sale Agreement. The following summary is qualified in its entirety by reference to the complete text of the Sale Agreement, a copy of which is attached as Annex C hereto, which is incorporated herein by reference. Shareholders and other interested parties are urged to read the Sale Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Sale Transaction.

The Sale Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Sale Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Sale Agreement.

Post-Acquisition Ownership of Our Subsidiaries

It is anticipated that, following completion of the Sale Transaction:

•	we will own (A) 50% of the issued and outstanding shares of Shandong Greenpia, (B) 30% of Beijing Lorain and (C) 100% of the issued and outstanding shares of Luotian Lorain; and

•	Si Chen, our Chairman, will own 100% of the equity interest of ILH, which, following the Sale Transaction, will own (A) 50% of the issued and outstanding shares of Shandong Greenpia and (B) 70% of Beijing Lorain, in addition to Junan, Shandong Lorain, Dongguan and Athena.

Closing of the Sale Agreement

The closing of the Sale Agreement is expected to take place on such date as may be mutually agreed to by the parties.

Conditions to Closing of the Sale Agreement

The obligation of the parties to complete the Sale Agreement is subject to the fulfillment of certain closing conditions, including but not limited to:

•	the Sale Transaction shall have been approved by the requisite vote of our shareholders of Pubco at the Meeting in accordance with the terms of this proxy statement; and

•	our board of directors shall have received a fairness opinion from Joseph Stone Capital, LLC (or such other financial advisor as approved by our board).

We cannot provide assurance as to when or if all of the closing conditions will be satisfied or waived by the appropriate party. As of the date of this proxy statement, we have no reason to believe that any of these conditions will not be satisfied, subject to the approval of the Sale Transaction by the requisite number of our shareholders at the Meeting.

Amendment of the Sale Agreement

The Sale Agreement may be amended by written agreement of the parties of the Sale Agreement.

Termination

The Sale Agreement may be terminated prior to the closing upon occurrence of certain conditions, including:

•	the mutual agreement of Mr. Chen and us; or

•

by either us or Mr. Chen if any governmental authority of competent jurisdiction has issued a final and non- appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Sale Agreement, so long as no breach of the Sale Agreement by such terminating party or its affiliates was a substantial cause of, or substantially resulted in, such action by such governmental authority.

If the Sale Agreement is terminated, all further obligations of the parties under the Sale Agreement will terminate and will be of no further force and effect and no party will have any further liability thereunder to any other party, except that certain obligations related to public announcements, confidentiality, termination and termination fees and general provisions will continue in effect, and no party shall be relieved of liability for any fraud claims or willful breach of the Sale Agreement prior to such termination.

Fees and Expenses

Each party will bear its own expenses in connection with the Sale Agreement and the transactions contemplated thereby.

Representations and Warranties

The Sale Agreement contains a number of representations and warranties made by Mr. Chen and ILH, made solely for the benefit of us, which in certain cases may be subject to specified exceptions and qualifications contained in the Sale Agreement or in information provided pursuant to certain disclosure schedules to the Sale Agreement. The representations and warranties are customary for transactions similar to the Sale Agreement.

In the Sale Agreement, Mr. Chen and ILH made certain customary representations and warranties to us. These representations and warranties, among others, related to the following: (1) governmental approvals; (2) non-contravention; and (3) our assets and liabilities.

Release and Covenant Not to Sue

Mr. Chen and ILH, and their respective affiliates, will release and discharge us from and against any and all actions, obligations, agreements, debts and liabilities which they now have, has ever had or may hereafter have against us arising on or prior to the closing of the Sale Agreement or on account of or arising out of any matter occurring on or prior to such closing, including any rights to indemnification or reimbursement. The releases and restrictions shall not apply to any claims Mr. Chen or ILH may have against any party pursuant to the terms and conditions of the Sale Agreement.

Survival and Indemnification

All representations and warranties of Mr. Chen and ILH shall survive the closing of the Sale Agreement through and until the second anniversary of the closing date; provided, however, that fraud claims shall survive indefinitely. All covenants, obligations and agreements of Mr. Chen and ILH contained in the Sale Agreement, including indemnification obligations, shall survive the closing and continue until fully performed in accordance with their terms.

Mr. Chen and ILH have agreed to indemnify and hold us and our affiliates harmless from (i) the breach of any representation or warranty made by Mr. Chen or ILH set forth in the Sale Agreement or in any certificate delivered by Mr. Chen or ILH pursuant to the Sale Agreement; (ii) the breach of any covenant or agreement on the part of Mr. Chen or ILH set forth in the Sale Agreement or in any certificate delivered by Mr. Chen or ILH pursuant to the Sale Agreement; (iii) any action by person(s) who were holders of our equity securities, including options, warrants, convertible debt or other convertible securities or other rights to acquire our equity securities, prior to the closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities; or (iv) any fraud claims.

Governing Law

The Sale Agreement is governed by the laws of the State of New York.

Description of Opinion of Joseph Stone Capital, LLC

The Company retained Joseph Stone Capital, LLC (“JSC”) on June 8, 2018, to provide it with it with a fairness opinion as to whether the Sale Agreement is fair from a financial point of view to the Company. On ______, 2018, JSC rendered its written opinion (the “Opinion”) to the Board of Directors of the Company that, as of such date, and based upon the assumptions made and procedures followed in accordance with FINRA Rule 5150 as well as JSC’s procedures for fairness opinions; matters considered and qualifications and limitations on the scope of review undertaken by JSC, as set forth herein, the Sale Agreement is fair from a financial point of view to the Company. The following summary of JSC’s Opinion, which recites all substantive information from the Opinion is still qualified in its entirety by reference to the full text of the Opinion.

JSC’s Opinion was not intended to, and does not, constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Sale Agreement, nor can its opinion be relied upon by any stockholder of the Company. JSC’s Opinion was necessarily based on economic, financial, market and other conditions as in effect on, and the information made available to JSC as of the date of the Opinion. JSC assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances or events occurring after the date of the Opinion.

JSC did not express any opinion as to the relative merits of the Sale Agreement compared to any other strategic transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Sale Agreement. JSC expressed no opinion with respect to the fairness of the amount or nature of the compensation to, or any conflict of interest with any of the Company’s officers, directors or employees, or any class of such persons. JSC also expressed no opinion regarding the consideration to be received by any other participants to the Sale Agreement, nor in any manner addresses the price at which the Common Stock of the Company will trade at any time, nor any opinion regarding the legal structure or related parties.

In connection with the opinion JSC:

•      Reviewed the Board Resolutions related to the Sale Agreement, both dated as of August 8, 2018, Company corporate restructure, certain related documents and certain publicly available financial statements and other business and financial information of the Company;

•      Reviewed certain forward looking information relating to the Company, including financial projections and operating data, prepared by the management of the Company (the “Company Projections”);

•      Discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company on a post-sale basis;

•      Reviewed the historical market prices and trading activity for the common stock of the Company;

• Reviewed certain related documents and certain financial statements and other business and financial information and data of the Company, made available to them from the internal records of the Company, including the audited financial statements for the year ended December 31, 2017 and 2016 and the unaudited quarterly period ended March 31, 2018;

•      Reviewed certain forward looking information relating to the Subsidiaries, including internal financial projections and operating data, prepared by the management of the Subsidiaries (the “Subsidiaries Projections”);

•      Analyses included comparable analysis with companies having a similar business, similar size and financial characteristics; discounted cash flow analysis and asset valuation; and

•      Reviewed the financial terms, to the extent publicly available, of comparable selected asset disposal transactions and performed such other analyses, reviewed such other information and considered such other factors as JSC deemed appropriate.

In arriving at its opinion, JSC assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with JSC by the Company and the Subsidiaries. With respect to the Company Projections, JSC was advised by the Company management of the industry practice, reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. JSC expressed no opinion as to the Company Projections and the Subsidiary Projections, or on the assumptions on which they were based.

JSC assumed that in connection with the receipt of all the necessary approvals of the Agreement, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the Sale Agreement. JSC has not performed any independent evaluation or appraisal of the assets or liabilities (fixed, contingent or otherwise) of the Company or the Subsidiaries, nor has it been furnished with any such evaluation or appraisal. JSC made no physical inspection of the property or assets of the Company and the Subsidiaries. In addition, JSC has relied, without independent verification, upon the assessment of the management of the Company and the Subsidiaries as to the existing and future technology and products of the Company and the Subsidiaries, respectively, and the risks associated with such technology and products. JSC has relied, with the Company’s consent, on the assumptions of management of the Company as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Sale Agreement.

The fee which JSC will receive for the services payable upon delivery is not contingent upon the conclusions reached in its opinion, nor the completion of the Sale Agreement. Prior to the engagement, no material relationship existed between JSC and its affiliates and the Company pursuant to which compensation was received by JSC or its affiliates; however, JSC and/or its affiliates may in the future provide investment banking and other financial services to the Company and their respective affiliates for which JSC or they would expect to receive compensation.

JSC’s opinion was one of many factors considered by the Company’s Board of Directors as described in this section.

Required Vote

Approval of the Sale Proposal will require the affirmative vote of the holders of a majority of the shares held by disinterested shareholders as of the record date. If you abstain or do not instruct your broker how to vote with respect to the Sale Proposal, your abstention or broker non-vote will have no effect on this proposal. Mr. Chen, who holds 3,978,988 shares of our common stock, has agreed to abstain from voting on the Sale Proposal. If the Sale Proposal is not approved, then the Issuance Proposal will not have any effect and, pursuant to the Issuance Agreement, the Purchasers will have no obligation to consummate the Issuance Transaction if the Sale Proposal is not approved.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SALE PROPOSAL.

THE AUDITOR RATIFICATION PROPOSAL

The Audit Committee of the Board of Directors is responsible for the selection of our independent registered public accounting firm. The Audit Committee has determined to appoint the public accounting firm of WWC, P.C., Certified Public Accountants, as independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2018. Although our Audit Committee is directly responsible for selecting and retaining our independent auditor and even though ratification is not required by our bylaws, the Board of Directors is submitting the selection of WWC, P.C. to our stockholders for ratification as a matter of good corporate practice and we are asking our stockholders to approve the appointment of WWC, P.C. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by WWC, P.C. that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year. A representative of WWC, P.C., is expected to be present in person or by electronic conferencing at the Annual Meeting, and will be afforded an opportunity to make a statement at the Annual Meeting if the representative desires to do so. It is also expected that such representative will be available at the Annual Meeting to respond to appropriate questions by stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees billed by WWC, P.C. for audit and non-audit services rendered to us in 2016 and 2017. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described following the table.

	2017	2016

Audit Fees	$170,000	$170,000
Audit-Related Fees	4,950	6,595
Tax Fees	-	5,000
Total Fees	174,950	181,595

Audit Fees. We paid aggregate fees of approximately $170,000 and $170,000 for the fiscal years ended December 31, 2016 and 2017, respectively, to WWC, P.C for professional services rendered by such firm for the audit and review of the financial statements included in our annual report on Form 10-K and for the review of the financial statements included in our quarterly reports on Form 10-Q.

Audit-Related Fees. We paid aggregate fees to WWC, P.C. of approximately $6,595 and $4,950 for the fiscal years ended December 31, 2016 and 2017, respectively, for travel expenses.

Tax Fees. We paid aggregate fees of approximately $5,000 and $0 for the fiscal years ended December 31, 2016 and 2017, respectively, to WWC, P.C. for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees. We did not pay any fees to WWC, P.C. for any other professional services during the fiscal years ended December 31, 2016 and 2017.

Board of Directors Pre-Approval Policies and Procedures

The Audit Committee has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent auditor, (ii) all significant non-audit services to be provided by the independent auditors as permitted by Section 10A of the Exchange Act, and (iii) all fees and the terms of engagement with respect to such services, except that the Audit Committee may delegate the authority to pre-approve non-audit services to one or more of its committee members who will present his decisions to the full Audit Committee at the first meeting following such decision. All audit and non-audit services performed by WWC, P.C. during fiscal years 2016 and 2017 were pre-approved pursuant to the procedures outlined above. Prior to the establishment of the Audit Committee, all services of the independent auditors were approved by the full board of directors.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to ratify the appointment of WWC, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the appointment of WWC, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Brokers may vote on this matter because it is routine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

The following table sets forth information known to us regarding (i) the actual beneficial ownership of our common stock as of the Record Date (pre-Issuance Transaction) and (ii) expected beneficial ownership of our common stock immediately following consummation of the Issuance Transaction (post-Issuance Transaction) by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our current executive officers and directors;

•	each person who will become a named executive officer or director of the Company post-Issuance Transaction; and

•	all executive officers and directors of the Company as a group pre-Issuance Transaction and post- Issuance Transaction.

The expected beneficial ownership of our common stock pre-Issuance Transaction is based on ________shares of common stock issued and outstanding as of _____, 2018.

The expected beneficial ownership percentages set forth in the table below with respect to the Company following the Issuance Transaction assume the issuance of an aggregate of ________shares of common stock to the Purchasers upon the closing of the Issuance Transaction.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Before the Issuance		After the Issuance
	Transaction		Transaction
	Number of		Number of
	Shares		Shares
	Beneficially	Percentage	Beneficially	Percentage
Name of Beneficial Owner (1)	Owned	of Class	Owned	of Class
Officers and Directors:
Yimin Jin			29,411,765
Hongxiang Yu			29,411,765
Mr. Si Chen (1)	3,978,988		3,978,988
Yuguo Zhang
Maoquan Wei	174
Yunqiang Sun
Directors and officers as a group (6 persons)	3,979,162		62,802,518
Other 5% Holders
DEG-Deutsche Investitions- und	10,794,066		10,794,066
Entwicklungsgesellshaft mbH (2)
Xiuping Cai	10,000,000		10,000,000
Tongley Investments Ltd. (3)	4,183,234		4,183,234
Aidi Zhang	4,000,000		4,000,000
Yi Li	3,750,000		3,750,000
Beili Zhu	3,750,000		3,750,000

* Less than 1%

(1)

10,794,066 shares of common stock that has been pledged under the Share Pledge Agreement, dated October 19, 2010, for the benefit of DEG-Deutsche Investitions- und Entwicklungsgesellshaft mbH (“DEG”) in order to secure the obligations of the Company and its subsidiary Junan Hongrun Foodstuff Co., Ltd. under a Loan Agreement, dated May 31, 2010, among the Company, DEG and Mr. Si Chen (the “Loan Agreement”) transferred to DEG on September 7, 2016 by DEG notifying the Agent under the Pledge Agreement that the Company was in default under the Loan Agreement.

(2)	On September 7, 2016, DEG acquired beneficial ownership of 10,794,066 shares of Common Stock upon foreclosure of the pledge from Mr. Si Chen.

(3)

Based on information supplied by Tongley Investment Ltd. in a Schedule 13G/A filed with the SEC on February 18, 2014. The address of Tongley Investment Ltd. is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

CORPORATE GOVERNANCE

Board Meetings

During the fiscal year ended December 31, 2017, the Board held two meetings. Each of the current members of the Board attended at least 75% of the meetings held by the Board and any committee of the Board on which he or she was a part of during the time such director served as a member of the Board. We have no written policy regarding director attendance at annual meetings of stockholders.

Director Independence

The Board evaluates the independence of each nominee for election as a director in accordance with the NYSE American Company Guide Rules (the “NYSE American Company Guide Rules”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the NYSE American Company Guide Rules, and all directors who sit on our Audit Committee and Compensation Committee must also be independent directors.

The NYSE American definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, our employee and has not received certain payments from, or engaged in various types of business dealings with, us. In addition, as further required by the NYSE American Company Guide Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.

As a result, the Board has affirmatively determined that other than Si Chen, Yimin Jin and Hongxiang Tu, none of our directors or director nominees has, or will have, a material relationship with the Company. The Board has also affirmatively determined that all members of our Audit Committee and Compensation Committee are independent directors.

Audit Committee and Audit Committee Financial Expert

The Audit Committee assists our board in monitoring:

-	our accounting, auditing, and financial reporting processes;

-	the integrity of our financial statements;

-	internal controls and procedures designed to promote our compliance with accounting standards and applicable laws and regulations; and

-	the appointment and evaluation of the qualifications and independence of our independent auditors.

Yuguo Zhang, Hongxiang Yu, and Maoquan Wei, all of whom are independent directors under SEC rules and the rules of NYSE American, are currently serving as members of the Audit Committee. Mr. Yu is the chairman of the Audit Committee and is our audit committee financial expert. Following the Annual Meeting, if the stockholders vote in favor of the Board’s recommendation, Yuguo Zhang, Guangming Fang and Yilei Shao will serve as members of the Audit Committee. Ms. Yilei Shao will serve as the chairman of the Audit Committee.

The Audit Committee has adopted a written charter, a copy of which is available on our website on the Corporate Governance page under the Investor link at http://www.usalr.cn/, and a printed copy of which is available to any shareholder requesting a copy by writing to: American Lorain Corporation, c/o Board of Director Office,Beihuan Zhong Road, Junan County, Shandong, People’s Republic of China, 276600. During the fiscal year 2017, our Audit Committee held two meetings.

Compensation Committee

The functions of the Compensation Committee are as follows:

•      to assist our board in discharging its responsibilities with respect to compensation of our executive officers and directors;

•      to evaluate the performance of our executive officers;

•      to assist our board in developing succession plans for executive officers; and

•      to administer our stock and incentive compensation plans and recommend changes in such plans to our board as needed.

The current members of the Compensation Committee are Messrs. Zhang, Yu and Wei. Mr. Zhang is the chairman of the Compensation Committee. Following the Annual Meeting, if the stockholders vote in favor of the Board’s recommendation, Yuguo Zhang, Guangming Fang and Yilei Shao will serve as members of the Audit Committee. Mr. Yuguo Zhang will serve as the chairman of the Compensation Committee.

All current members of the Compensation Committee are independent directors, and all past members were independent directors at all times during their service on such Committee. None of the past or present members of our Compensation Committee are present or past employees or officers of the Company or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or Compensation Committee.

The Compensation Committee may not delegate its responsibilities to another committee, individual director or member of management.

The Compensation Committee meets on an annual basis and holds special meetings as needed. The Compensation Committee meetings may be called by the Committee chairman, the Chairman of the Board of Directors or a majority of Committee members. The Chief Executive Officer and Chief Financial Officer also provide recommendations to the Compensation Committee relating to compensation of other executive officers. The Compensation Committee held two meetings in fiscal year 2017.

Nominating and Corporate Governance

The Nominating and Corporate Governance assists the Board of Directors in identifying individuals qualified to become our directors and in determining the composition of the Board of Directors and its committees. The Nominating and Corporate Governance is responsible for, among other things:

•      to make recommendations to the Board of Directors with respect to the size and composition of the Board of Directors;

•      to make recommendations to the Board of Directors on the minimum qualifications and standards for director nominees and the selection criteria for the Board members;

•      to review the qualifications of potential candidates for the Board of Directors;

•      to make recommendations to the Board of Directors on nominees to be elected at the Annual Meeting of Stockholders; and

•      to seek and identify a qualified director nominee, in the event that a director vacancy occurs, to be recommended to the Board of Directors for either appointment by the Board of Directors to serve the remainder of the term of a director position that is vacant or election at the Annual Meeting of the Stockholders.

The current members of the Nominating and Corporate Governance are Messrs. Zhang, Yu and Wei. Mr. Wei is the chairman of the Compensation Committee. Following the Annual Meeting, if the stockholders vote in favor of the Board’s recommendation, Yuguo Zhang, Guangming Fang and Yilei Shao will serve as members of the Audit Committee. Mr. Guangming Fang will serve as the chairman of the Nominating and Corporate Governance Committee.

During the fiscal year 2017, our Nominating and Corporate Governance Committee held two meetings.

Board Leadership Structure

Mr. Chen currently holds both the positions of Chief Executive Officer and Chairman of the board of directors. The board of directors believes that Mr. Chen’s service as both Chief Executive Officer and Chairman of the board of directors has been in the best interests of the Company and its shareholders. Mr. Chen possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and suppliers.

We do not have a lead independent director because of the foregoing reasons and also because we believe our independent directors are encouraged to freely voice their opinions on our relatively small company board. We believe this leadership structure is appropriate because we are a smaller reporting company that recently became listed on a public exchange; as such, we have deemed it appropriate to be able to benefit from the guidance of Mr. Chen as both our Chief Executive Officer and Chairman of the board of directors.

The Board of Directors has chosen to separate the principal executive officer and chairman positions because it believes that (i) independent oversight of management is an important component of an effective board of directors and (ii) this structure benefits the interests of all stockholders. If the Board of Directors convenes for an Annual Meeting, the non-management directors will meet in executive session if circumstances warrant. Given the composition of the Board of Directors with a strong slate of independent directors, the Board of Directors does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if circumstances change. We believe that the structure described above is the best structure to lead us in the achievement of our goals and objectives and establishes an effective balance between management leadership and appropriate oversight by independent directors.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing our various exposures to risk on a day-today basis, including the creation of appropriate risk management programs and policies. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our approach to risk management. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Code of Ethics

Our Board adopted a Code of Ethics that applies to all of our directors, executive officers, including our principal executive officer, principal financial officer and principal accounting officer, and employees. The Code of Ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. The Code of Ethics is available on the Corporate Governance page of our website under the Investor link at http://www.usalr.cn/, and a copy of the Code of Ethics is available to any shareholder requesting a copy by writing to: American Lorain Corporation, c/o Board of Director Office, Beihuan Zhong Road, Junan County, Shandong, China 276600. We intend to disclose on our website, in accordance with all applicable laws and regulations, amendments to, or waivers from, our Code of Ethics.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)
American Lorain Corporation
BeihuanZhong Road
Junan County
Shandong, People’s Republic of China, 276600

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee consists solely of independent directors, as defined by NYSE American Company Guide. The Audit Committee operates under a written charter to assure continued compliance with SEC and NYSE American Company Guide enacted in response to requirements of the Sarbanes-Oxley Act.

The Audit Committee assists the Board of Directors in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, and our compliance with legal and regulatory requirements. Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2017 with management and with WWC, P.C., our independent registered public accounting firm. The Audit Committee has discussed with WWC, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees) as adopted by The Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of American Lorain’s annual financial statements.

The Audit Committee has also received the written disclosures and the letter from WWC, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence and has discussed with WWC, P.C. the issue of their independence from our company and management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm in 2017 is compatible with maintaining the auditors’ independence and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017. The Audit Committee has also recommended, subject to stockholder ratification, the selection of our independent registered public accounting firm for the year ending December 31, 2018.

Respectfully submitted by the Audit Committee,

Yuguo Zhang, Chairman
Hongxiang Yu
Maoquan Wei

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all forms of compensation earned by our named executive officers during the fiscal years ended December 31, 2016 and 2017 for services provided to us and our subsidiaries. None of our current executive officers earned compensation that exceeded $100,000 during the fiscal years ended December 31, 2016 or 2017.

Name and Principal					Stock	Option	All Other
Position	Year	Salary		Bonus	Awards	Awards	Compensation	Total
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Si Chen,	2017	$66,000		$-0-	$-0-	$-0-	$-0-	$66,000
Chairman of Board of Directors, and Chief Executive Officer	2016	$66,000		$-0-	$-0-	$-0-	$-0-	$66,000
Yundong Lu,	2017	$16,154		$-0-	$-0-	$-0-	$-0-	$16,154
Former Chief Operating Officer and Former Director	2016	$0		$-0-	$-0-	$-0-	$-0-	$-0-
Yunqiang Sun,	2017	$27,096		$-0-	$-0-	$-0-	$-0-	$27,096
Chief Financial Officer	2016	$27,096		$-0-	$-0-	$-0	$-0-	$27,096
Yimin Jin,	2017	$16,154	$	$ -0-	$-0-	$-0-	$-0-	$16,154
Chief Strategic Officer and Director	2016	$-0-		$-0-	$-0-	$-0-	$-0-	$-0-

Pursuant to Mr. Chen’s employment agreement, we paid Mr. Chen a base salary of $66,000 in cash during fiscal years ended December 31, 2017 and 2016. Mr. Chen’s employment agreement does not provide any change in control or severance benefits and we do not have any separate change-in-control agreements with Mr. Chen or any of our other executive officers.

Pursuant to Mr. Sun’s employment agreement, we are obligated to pay Mr. Sun a base salary of RMB 15,000 per month ($2,258 at then current exchange rate).

On November 8, 2017, the Board appointed Yimin Jin as a member of the Board and the Chief strategic officer. Pursuant to Mr. Jin’s engagement letter, we are obligated to pay Mr. Jin a compensation of $16,154 per year.

On November 8, 2017, the Board of the Company received a resignation letter from Yundong Lu, the Chief Operating Office and a member of the Board, effective immediately.

Each of our non-executive directors was paid $16,154 in cash in 2017.

STOCKHOLDER PROPOSALS

Stockholder proposals, including director nominations, intended for inclusion in our proxy statement for the 2019 Annual Meeting (expected to be held on or about _____) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted to us on or before _____so that they may be considered by us for inclusion in our proxy statement relating to that meeting.

PROXY SOLICITATION

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies. The transfer agent and registrar for our common stock, Interwest Transfer Co., as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. Proxies may be solicited through the mail and through telephonic communications to, or by meetings with, stockholders or their representatives by our directors, officers and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Annual Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees and fiduciaries holding our common stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of this proxy statement is being delivered to multiple registered stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Annual Meeting are being included for each account at the shared address. Registered stockholders who share an address and would like to receive a separate copy of this proxy statement, or have questions regarding the householding process, may contact the Company’s transfer agent: Interwest Transfer Co., by calling (801) 277-3147, or by forwarding a written request addressed to Interwest Transfer Co., P.O. Box 17136, Salt Lake City, UT 84117. Promptly upon request, a separate copy of this proxy statement will be sent. By contacting Interwest Transfer Co., registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our common stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

OTHER MATTERS

Our Board does not intend to bring any other matters before the Annual Meeting. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.

Where You Can Find More Information

We file annual, quarterly and other reports and information with the SEC. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s Web site, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to American Lorain Corporation, BeihuanZhong Road Junan County Shandong, People’s Republic of China, 276600, Attn: Investor Relations.

  Annex A

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 8, 2018, between American Lorain Corporation, a Nevada corporation (the “Company”), and Yimin Jin and Hongxiang Yu (collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement; and

WHEREAS, the Company and the Purchasers entered into a securities purchase agreement on May 23, 2018 and hereby wish to amend and restate such agreement in its entirety.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j) .

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” shall have the meaning ascribed to such term in Section 2.1(a) .

“Commission” means the United States Securities and Exchange Commission.

  “Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

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“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(o) .

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto pursuant to Section 2.2(a), and all conditions precedent to (i) the Purchasers’ obligations to pay the Closing Subscription Amount as to the Closing and (ii) the Company’s obligations to deliver the Closing Shares as to the Closing, in each case, have been satisfied or waived.

“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a) .

“Closing Subscription Amount” means $10,000,000, in United States dollars and in immediately available funds.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) .

“Liens” means a material lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) .

“Per Share Purchase Price” equals $0.17, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e) ..

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h) ..

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any direct or indirect subsidiary of the Company formed or acquired.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, and any other documents or agreements executed by the Company and/or the Purchasers in connection with the transactions contemplated hereunder.

“Transfer Agent” means Issuer Direct Corporation., the current transfer agent of the Company, with a mailing address of 1981 Murray Holladay Road, Suite 100, SLC UT, 84117, and any successor transfer agent of the Company.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser agrees to purchase 29,411,765 shares of Common Stock, representing an aggregate of 58,823,530 shares of Common Stock (collectively, the “Closing Shares”). Each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to the Purchaser’s pro rata portion of the Closing Subscription Amount and the Company shall deliver to each Purchaser the pro rata portion of such Purchaser’s Closing Shares within three Trading Days of the Closing Date, and the Company and the Purchasers shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, but no later than three Trading Days subsequent to the Closing date, the Closing shall occur at the location as the parties shall mutually agree or remotely by exchange of Closing documents.

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2.2           Deliveries.

(a)            On or prior to the Closing, the Company shall deliver or cause to be delivered to the Purchasers, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver certificates evidencing the Closing Shares, registered in the names of the Purchasers, respectively; and

(b)            On or prior to each Closing, each Purchaser shall deliver or cause to be delivered to the Company, the pro rata portion of such Purchaser’s Closing Subscription Amount, by wire transfer of immediately available funds to the account specified in writing by the Company.

2.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i)      all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the applicable Closing shall have been performed;

(ii)      as to the Closing, the Company and the Purchasers shall have agreed on the use of proceeds from the transactions contemplated hereunder;

(iii)      the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement;

(iv)      the sale of all of the Company’s interests in Junan Hongrun Foodstuff Co., Ltd., Athena, Dongguan Lorain Co., Ltd. and Shandong Lorain Co., Ltd. to the Company’s chairman shall have been (i) approved by the requisite vote of the shareholders of the Company at the 2018 annual meeting of shareholders of the Company (the “Annual Meeting”) in accordance with the terms of the proxy statement to be filed with the U.S. Securities and Exchange Commission and mailed to the Company shareholders in connection therewith and (ii) consummated thereafter;

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(v)      amendments to the Company’s articles of incorporation to (i) change the Company’s name to “Planet Green Holdings Corp.” and (ii) effect a reverse stock split of the Common Stock shall have been approved by the requisite vote of the shareholders of the Company at the Annual Meeting;

(vi)      the Transaction Documents and the transactions contemplated hereby and thereby shall have been approved by (i) the audit committee of the Company’s board of directors, (ii) the requisite vote of the shareholders of the Company at the Annual Meeting and (iii) the NYSE American;

(vii)      the election of each of the Purchasers shall have been approved by the requisite vote of the shareholders of the Company at the Annual Meeting.

(b)           The obligations of the Purchasers hereunder in connection with each applicable Closing are subject to the following conditions being met:

(i)      all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing shall have been performed;

(ii)      the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iii)      the Company is listed as a public company on, and the shares of Common Stock are tradable over the NYSE American;

(iv)      as to the Closing, the Company and the Purchaser shall have agreed on the use of proceeds from the transactions contemplated hereunder; and

(v)      On the date of the applicable Closing, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, on the date of the applicable Closing, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Closing Shares at the applicable Closing;

(vi)      the sale of all of the Company’s interests in Junan Hongrun Foodstuff Co., Ltd., Athena, Dongguan Lorain Co., Ltd. and Shandong Lorain Co., Ltd. to the Company’s chairman shall have been (i) approved by the requisite vote of the shareholders of the Company at the 2018 annual meeting of shareholders of the Company (the “Annual Meeting”) in accordance with the terms of the proxy statement to be filed with the U.S. Securities and Exchange Commission and mailed to the Company shareholders in connection therewith and (ii) consummated thereafter;

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(v)      amendments to the Company’s articles of incorporation to (i) change the Company’s name to “Planet Green Holdings Corp.” and (ii) effect a reverse stock split of the Common Stock shall have been approved by the requisite vote of the shareholders of the Company at the Annual Meeting;

(vi)      the Transaction Documents and the transactions contemplated hereby and thereby shall have been approved by (i) the audit committee of the Company’s board of directors, (ii) the requisite vote of the shareholders of the Company at the Annual Meeting and (iii) the NYSE American;

(vii)      the election of each of the Purchasers shall have been approved by the requisite vote of the shareholders of the Company at the Annual Meeting.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules and the SEC Reports, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchasers:

(a)           Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid and non-assessable. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)           Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, or business, of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(c)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Closing Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or would not reasonably be expected to result in a Material Adverse Effect.

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(e)           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) application(s) to each applicable Trading Market for the additional listing of the Shares for trading thereon in the time and manner required thereby, (iii) approval from Company’s shareholder meeting; and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Closing Shares. The Closing Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided by the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

(g)           Capitalization. As of March 31, 2018, the company has 45,774,490 shares issued and outstanding. Since March 31, 2018, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Closing Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(i)           Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Closing Shares contemplated by this Agreement or as set forth in the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

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(j)           Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Closing Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)           Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

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(m)      Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(n)      Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(o)      Internal Accounting Controls. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(p)      Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

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(q)           Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Closing Shares by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Closing Shares hereunder does not contravene the rules and regulations of the Trading Market.

(r)           No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Closing Shares by any form of general solicitation or general advertising. The Company has offered the Closing Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(s)           Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company is in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(t)           Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Closing Shares and the Purchasers’ ownership of the Closing Shares.

(u)           Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(v)           Accountants. The Company’s current accounting firm is WWC, P. C. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2017.

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3.2           Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants as of the date hereof and as of each Closing to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account. The Purchaser understands that the Closing Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Closing Shares as principal for its own account and not with a view to or for distributing or reselling such Closing Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Closing Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Closing Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Closing Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Closing Shares hereunder in the ordinary course of its business.

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(c)           Purchaser Status. At the time the Purchaser was offered the Closing Shares, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act; or (iii) non-US residents, as permitted by Regulation S.

(d)           Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Closing Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Closing Shares and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation. The Purchaser is not, to its knowledge, purchasing the Closing Shares as a result of any advertisement, article, notice or other communication regarding the Closing Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Closing Shares covered by this Agreement. Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(g)           Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Closing Shares and the merits and risks of investing in the Closing Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

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(h)           Acknowledgement of Risk. The Purchaser acknowledges and understands that its investment in the Closing Shares involves a significant degree of risk, including, without limitation that (i) an investment in the Company is speculative, and only Purchaser who can afford the loss of their entire investment should consider investing in the Company and the Closing Shares and (ii) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchasers’ right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Closing Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Closing Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchasers or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Closing Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchasers under this Agreement.

(b)           Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Closing Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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4.2           Furnishing of Information; Public Information. Until the time that the Purchasers do not own any Closing Shares, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.3           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Closing Shares in a manner that would require the registration under the Securities Act of the sale of the Closing Shares or that would be integrated with the offer or sale of the Closing Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4           Securities Laws Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York City time) within four Trading Days following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and the Purchasers shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchasers, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

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4.5           Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Closing Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6           Use of Proceeds. The Company shall use the net proceeds from the sale of the Closing Shares in accordance with the schedule agreed to by the parties.

4.7           Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.8           Listing of Common Stock. During the term of 5 years after the closing of this transaction, the Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with each Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and take all reasonable actions to secure the listing of all of the Shares on such Trading Market. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.9           Certain Transactions and Confidentiality. Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.

4.10           Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Closing Shares for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchasers.

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ARTICLE V.
MISCELLANEOUS

5.1           Termination. This Agreement may be terminated by any Purchaser or by the Company with respect to any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before October 31, 2018; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2           Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Closing Shares to a Purchaser.

5.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Closing Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Closing Shares, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Closing Shares.

5.11           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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5.12           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Replacement of Closing Shares. If any certificate or instrument evidencing any Closing Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Closing Shares.

5.14           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.16           Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

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5.17           WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AMERICAN LORAIN CORPORATION

By: /s/ Si Chen
Name: Si Chen
Title: Chairman

Address for Notice:
Beihuan Zhong Road
Junan County, Shandong China
Attention: Si Chen

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

YIMIN JIN

By: /s/ Yimin Jin
Name: Yimin Jin

Address for Notice:
Lane 22, No. 209 Tongxin Road
Hongkou District, Shanghai, PR China

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HONGXIANG YU

By: /s/ Hongxiang Yu
Name: Hongxiang Yu

Address for Notice:
No. 4-157, Zhongni Dingtang Town
Xiangshan City, Zhejiang Province, PR China

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Annex B

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
AMERICAN LORAIN CORPORATION

American Lorain Corporation, a corporation duly organized and existing under and by virtue of the Nevada Revised Statutes (the “Corporation”), does hereby certify that:

Article IX of the Corporation’s Articles of Incorporation on the date hereof (the “Amendment”), permitting such action to be taken:

FIRST: The Corporation filed its original Articles of Incorporation with the Secretary of State of Nevada on January 29, 2010 (the “Corporation’s Articles”).

SECOND: Pursuant to the Unanimous Written Consent of the Corporation’s Board of Directors, dated __________, 2018, the following amendments to the Corporation’s Articles were approved:

1.	Article I “Name of Corporation” of the Corporation’s Articles is amended to read in its entirety as follows:

“Name of Corporation: The name of the Corporation is Planet Green Holdings Corp.”

2.	The following shall be added following the last sentence of Article FOURTH of the Corporation’s Articles:

“Upon the effectiveness of the amendment to the certificate of incorporation containing this sentence (the “Conversion Effective Time”), each share of Common Stock of the Corporation that is issued and outstanding as of _______, 2018 shall be automatically converted (the “Conversion”) into shares of Common Stock (collectively, the “Conversion Shares”) at the conversion ratio of 1 for ______.

Within five business days following receipt of the Conversion Shares, each holder shall return the certificates for the shares of Common Stock to the Corporation, provided that failure by the holder to return a certificate for preferred stock will have no effect on the Conversion pursuant to this Article IV, which Conversion shall be deemed to occur upon the issuance by the Corporation of the Conversion Shares.

Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock as of _________, 2018 who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Conversion Effective Time, shall upon the surrender of such holders’ old stock certificate receive that number of shares of Common Stock as rounded up to the nearest whole share.”

THIRD: That the foregoing amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote at of meeting of stockholders in accordance with the Nevada Revised Statutes, as amended.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the laws of the State of Nevada.

FIFTH: This Certificate of Amendment shall be effective as of _______, 2018.

[signature page follows]

IN WITNESS WHEREOF, American Lorain Corporation has caused this Certificate to be executed by its authorized officer on this __ day of ________, 2018.

AMERICAN LORAIN CORPORATION

By:
Name:
Title:

Annex C

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of August 8, 2018 by and among (i) Si Chen (the “Chairman”), (ii) American Lorain Corporation, a Nevada corporation (“Pubco”), (iii) Planet Green Holdings Corp., a British Virgin Islands company (“Planet Green”), (iv) Junan Hongrun Foodstuff Co., Ltd., a company incorporated in the PRC (“Junan”), (v) Shandong Lorain Co., Ltd., a company incorporated in the PRC (“Shandong Lorain”), (vi) International Lorain Holdings, Inc., a Cayman Islands company (“ILH”), (vii) Shandong Greenpia Foodstuff Co., Ltd., a business company incorporated in the PRC (“Shandong Greenpia”), (viii) Beijing Lorain Co., Ltd., a business company incorporated in the PRC (“Beijing Lorain”) and (ix) Luotian Lorain Co., Ltd., a business company incorporated in the PRC (“Luotian Lorain”). The Chairman, Pubco, Planet Green, Junan, Shandong Lorain, ILH, Shandong Greenpia, Beijing Lorain and Luotian Lorain are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Attached hereto as Schedule A is an organizational chart reflecting Pubco’s corporate structure following the consummation of the transactions contemplated by this Agreement.

RECITALS:

WHEREAS, Pubco owns 100% of the issued and outstanding shares of ILH and wishes to transfer such shares to the Chairman;

WHEREAS, ILH owns (i) 100% of the issued and outstanding shares of Junan, and (ii) 25% of the issued and outstanding shares of Shandong Lorain (and an additional 55.2% of the issued and outstanding shares of Shandong Lorain is indirectly held by ILH through Junan), which shares will be directly owned by ILH, and indirectly owned by the Chairman, following the transfer of the shares of ILH by Pubco to the Chairman, and the remaining 19.8% shares of the issued and outstanding shares of Shandong Lorain will continue to be held by an unrelated third party;

WHEREAS, Pubco owns 100% of the issued and outstanding shares of Planet Green, a holding company formed for the purpose of acquiring the Planet Green Shares (defined below) that currently holds no assets;

WHEREAS, ILH owns (i) 50% of the issued and outstanding shares of Shandong Greenpia (and the remaining 50% of the issued and outstanding shares of Shandong Greenpia is indirectly held by ILH through Junan), (ii) 30% of Beijing Lorain (and the remaining 70% of the issued and outstanding shares of Beijing Lorain is held indirectly by ILH through Junan) and (iii) 100% of the issued and outstanding shares of Luotian Lorain, which shares will be directly owned by Planet Green, and indirectly Pubco (collectively, the “Planet Green Shares”), following the transfer of the Planet Green Shares by ILH to Planet Green;

WHEREAS, Junan owns (i) 55.2% of the issued and outstanding shares of Shandong Lorain, (ii) 100% of the issued and outstanding shares of Dongguan Lorain Co., Ltd., a company incorporated in the PRC (“Dongguan”), (iii) 51% of the issued and outstanding shares of Athena, a limited liability company organized under the laws of France (“Athena”), (iv) 50% of the issued and outstanding shares of Shandong Greenpia and (v) 70% of the issued and outstanding shares of Beijing Lorain, which shares will be indirectly owned by ILH through its ownership of Junan, and indirectly owned by the Chairman through his ownership of ILH, following the transfer of the shares of ILH by Pubco to the Chairman;

WHEREAS, ILH desires to sell to Planet Green, and Planet Green desires to purchase from ILH, all of the Planet Green Shares, subject to the terms and conditions set forth herein (the “Exchange Transaction”);

WHEREAS, immediately following the Exchange Transaction, Pubco desires to sell to the Chairman, and the Chairman desires to purchase from Pubco, all of the issued and outstanding shares of ILH, subject to the terms and conditions set forth herein (the “Sale Transaction”);

WHEREAS, following the consummation of the Sale Transaction and the Exchange Transaction, Pubco will continue to own (i) 50% of the issued and outstanding shares of Shandong Greenpia, (ii) 30% of Beijing Lorain and (iii) 100% of the issued and outstanding shares of Luotian Lorain, which shares will be directly owned by Planet Green, and indirectly by Pubco;

WHEREAS, as previously disclosed by Pubco in Pubco’s filings with the Securities and Exchange Commission, the operations of Junan, Shandong Lorain, Dongguan and Athena have ceased and each such entity has significant outstanding debts;

WHEREAS, the Chairman is personally liable to repay the outstanding debts of Junan, Shandong Lorain and Dongguan;

WHEREAS, Athena is no longer a consolidated subsidiary of Pubco;

WHEREAS, Pubco is not liable to repay the outstanding debts of Junan, Shandong Lorain, Dongguan and Athena;

WHEREAS, following the consummation of the Sale Transaction and the Exchange Transaction, the Chairman will continue to be liable to repay the outstanding debts of Junan, Shandong Lorain, and Dongguan;

WHEREAS, following the consummation of the Sale Transaction and the Exchange Transaction, neither Pubco nor any of Pubco’s then Affiliates will be liable to repay the outstanding debts of Junan, Shandong Lorain, Dongguan and Athena; and

WHEREAS, following the consummation of the Sale Transaction and the Exchange Transaction, the financial statements of Pubco will no longer reflect the discontinued operations of Junan, Shandong Lorain and Dongguan.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
THE SHARE EXCHANGE

1.1           Exchange Transaction. At the Closing and subject to and upon the terms and conditions of this Agreement, in exchange for $100.00 and other good and valuable consideration, ILH shall sell, transfer, convey, assign and deliver to Planet Green, a wholly owned subsidiary of Pubco, and Planet Green shall purchase, acquire and accept from ILH, all of the Planet Green Shares, free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws).

1.2           Sale Transaction. At the Closing (as hereinafter defined), immediately following the consummation of the Exchange Transaction, and subject to and upon the terms and conditions of this Agreement, in exchange for $100.00 and other good and valuable consideration, Pubco shall sell, transfer, convey, assign and deliver to the Chairman, and the Chairman shall purchase, acquire and accept from Pubco, all of the issued and outstanding shares of ILH, free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws), as is. Pubco makes no representation or warranty, express or implied, with respect to the shares of ILH being sold hereunder.

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ARTICLE II
CLOSING; CLOSING CONDITIONS

2.1           Closing. Subject to the satisfaction or waiver of the conditions set forth in Article III, the consummation of the transactions contemplated by this Agreement (the “Closing”), including the Exchange Transaction and, immediately thereafter, the Sale Transaction, shall take place at Beihuan Road Junan County, Shandong, China 276600, on the date hereof, or at such other date, time or place as the Parties may agree (the date and time at which the Closing is actually held being the “Closing Date”).

2.2           Closing Conditions.

(a)           The Sale Transaction and the Exchange Transaction shall have been approved by the requisite vote of the shareholders of Pubco at the 2018 annual meeting of shareholders in accordance with the terms of the proxy statement to be filed with the U.S. Securities and Exchange Commission and mailed to Pubco’s shareholders in connection therewith.

(b)           The board of directors of Pubco (the “Board”) shall have received a fairness opinion from Joseph Stone Capital, LLC (or such other financial advisor as approved by the Board).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Chairman and ILH hereby jointly and severally represent and warrant to Pubco and its Affiliates as follows: 3.1 Governmental Approvals. No Consent of or with any Governmental Authority is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than (a) such filings as may be required in any jurisdiction in which such Party is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement, (c) any filings required with NYSE American with respect to the transactions contemplated by this Agreement, or (d) applicable requirements, if any, of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and/ or any state “blue sky” securities laws, and the rules and regulations thereunder.

3.2           Non-Contravention. The execution and delivery by each Party of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the Organizational Documents of such Party (if any), (b) conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of such Party.

3.3           Pubco Assets and Liabilities. On the Closing Date, after giving effect to the Sale Transaction and the Exchange Transaction, Pubco and its Affiliates shall have no liabilities relating to Junan, Shandong Lorain, Dongguan or Athena.

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ARTICLE IV
TERMINATION AND EXPENSES

4.1           Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a)           by mutual written consent of the Chairman and Pubco; or

(b)           by written notice by either the Chairman or Pubco if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 4.1(b) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority.

4.2           Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 4.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 4.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 4.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, and nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement. Without limiting the foregoing, and except as provided in this Article IV4.3, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 4.1.

4.3           Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement.

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ARTICLE V
RELEASES

5.1           Release and Covenant Not to Sue. Effective as of the Closing, to the fullest extent permitted by applicable Law, the Chairman, on behalf of himself and his Affiliates, and ILH, on behalf of itself and its Affiliates (collectively, the “Releasing Persons”), will release and discharge Pubco and its Affiliates from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against Pubco or its Affiliates arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from Pubco or its Affiliates, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against Pubco or its Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Agreement.

ARTICLE VI
SURVIVAL AND INDEMNIFICATION

6.1           Survival. All representations and warranties of the Chairman and ILH contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until the second (2nd) anniversary of the Closing Date. Additionally, Fraud Claims against the Chairman or ILH shall survive indefinitely. If written notice of a claim for breach of any representation or warranty has been given before the applicable date when such representation or warranty no longer survives in accordance with this Section 6.1, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of the Chairman and ILH contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms. For the avoidance of doubt, a claim for indemnification under any subsection of Section 6.2 other than clauses (i) or (ii) thereof may be made at any time.

6.2           Indemnification by the Chairman and ILH. Subject to the terms and conditions of this Article VI, from and after the Closing, the Chairman and ILH and their respective successors and assigns (with respect to any claim made under this Section 6.26.2, the “Indemnifying Parties”) will jointly and severally indemnify, defend and hold harmless Pubco and its Affiliates and their respective officers, directors, managers, employees, successors and permitted assigns (with respect to any claim made under this Section 6.2, the “Indemnified Parties”) from and against any and all losses, Actions, Orders, Liabilities, damages (including consequential damages), diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (i) the breach of any representation or warranty made by the Chairman or ILH set forth in this Agreement or in any certificate delivered by the Chairman or ILH pursuant to this Agreement; (ii) the breach of any covenant or agreement on the part of Chairman or ILH set forth in this Agreement or in any certificate delivered by Chairman or ILH pursuant to this Agreement; (iii) any Action by Person(s) who were holders of equity securities of Pubco, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of Pubco, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities; or (iv) any Fraud Claims.

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6.3           Limitations and General Indemnification Provisions.

(a)           Solely for purposes of determining the amount of Losses under this Article VI (and, for the avoidance of doubt, not for purposes of determining whether there has been a breach giving rise to the indemnification claim), all of the representations, warranties and covenants set forth in this Agreement (including the disclosure schedules hereto) or any Ancillary Document that are qualified by materiality or words of similar import or effect will be deemed to have been made without any such qualification.

(b)           No investigation or knowledge by an Indemnified Party its Representatives of a breach of a representation, warranty, covenant or agreement of an Indemnifying Party shall affect the representations, warranties, covenants and agreements of the Indemnifying Party or the recourse available to the Indemnified Parties under any provision of this Agreement, including this Article VI, with respect thereto.

(c)           The amount of any Losses suffered or incurred by any Indemnified Party shall be reduced by the amount of any insurance proceeds paid to the Indemnified Party or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment.

6.4           Indemnification Procedures.

(a)           Yimin Jin (the “Pubco Representative”) shall have the sole right to act on behalf of the Indemnified Parties with respect to any indemnification claims made pursuant to this Article VI, including bringing and settling any claims hereunder and receiving any notices on behalf of the Indemnified Parties. The Chairman (the “Indemnifying Representative”) shall have the sole right to act on behalf of the Indemnifying Parties with respect to any indemnification claims made pursuant to this Article VI, including defending and settling any claims hereunder and receiving any notices on behalf of the Indemnifying Parties.

(b)           In order to make a claim for indemnification hereunder, the Pubco Representative on behalf of an Indemnified Party must provide written notice (a “Claim Notice”) of such claim to the Indemnifying Representative on behalf of the Indemnifying Parties, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the Pubco Representative may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to Indemnifying Representative).

(c)           In the case of any claim for indemnification under this Article VI arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the Pubco Representative must give a Claim Notice with respect to such Third Party Claim to the Indemnifying Representative promptly (but in no event later than thirty (30) days) after the Indemnified Party’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations except to the extent that the defense of such Third Party Claim is materially and irrevocably prejudiced by the failure to give such notice. The Indemnifying Representative will have the right to defend and to direct the defense against any such Third Party Claim, at its expense and with counsel selected by Indemnifying Representative, unless (i) the Indemnifying Representative fails to acknowledge fully to the Pubco Representative the obligations of the Indemnifying Parties to such Indemnified Party within twenty (20) days after receiving notice of such Third Party Claim or contests, in whole or in part, its indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) there is a conflict of interest between the Indemnifying Representative on behalf of the Indemnifying Parties and the Pubco Representative on behalf of the Indemnified Party in the conduct of such defense, (B) the applicable third party alleges a Fraud Claim or (C) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnified Parties. If the Indemnifying Representative on behalf of the Indemnifying Parties elects, and is entitled, to compromise or defend such Third Party Claim, it will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the Pubco Representative of its intent to do so, and Indemnifying Representative and the Indemnified Party will, at the request and expense of Indemnifying Representative, cooperate in the defense of such Third Party Claim. If Indemnifying Representative on behalf of the Indemnifying Parties elects not to, or at any time is not entitled under this Section 6.4 to, compromise or defend such Third Party Claim, fails to notify the Pubco Representative of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Pubco Representative on behalf of the Indemnified Party may pay, compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Parties will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnified Party or the Pubco Representative without the prior written consent of Indemnifying Representative on behalf of the Indemnifying Parties (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnified Party will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnified Party or where any delay in payment would cause the Indemnified Party material economic loss. The Indemnifying Representative’s right on behalf of the Indemnifying Parties to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnified Party to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnified Party other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Pubco Representative on behalf of the Indemnified Party (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Indemnifying Representative’s right on behalf of the Indemnifying Parties to compromise or settle in accordance with the immediately preceding sentence, Indemnifying Representative on behalf of Indemnifying Parties may not settle or compromise any Third Party Claim over the objection of the Pubco Representative on behalf of the Indemnified Party; provided, however, that consent by the Pubco Representative on behalf of the Indemnified Party to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Pubco Representative on behalf of the Indemnified Party will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Representative’s right on behalf of the Indemnifying Parties to direct the defense.

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(d)           With respect to any direct indemnification claim that is not a Third Party Claim, the Indemnifying Representative on behalf of the Indemnifying Parties will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If Indemnifying Representative on behalf of Indemnifying Parties does not respond within such thirty (30) days, Indemnifying Representative on behalf of Indemnifying Parties will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in this Article VI and will have no further right to contest the validity of such Claim Notice. If Indemnifying Representative on behalf of Indemnifying Parties responds within such thirty (30) days after the receipt of the Claim Notice and rejects such claim in whole or in part, the Pubco Representative on behalf of the Indemnified Party will be free to pursue such remedies as may be available under this Agreement, any Ancillary Documents or applicable Law.

6.5           Exclusive Remedy. From and after the Closing, except with respect to Fraud Claims related to the negotiation or execution of this Agreement or claims seeking injunctions or specific strict performance, indemnification pursuant to this Article VI shall be the sole and exclusive remedy for the Parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.

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ARTICLE VII
MISCELLANEOUS

7.1           Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

7.2           Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

7.3           Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court located in New York City (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at such Party’s place of business. Nothing in this Section 4.3 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

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7.4           Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

7.5           Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Parties.

7.6           Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

7.7           Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

ARTICLE VIII
DEFINITIONS

8.1           Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings: “Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses, franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means the Person’s Certificate of Incorporation and Bylaws or similar organizational documents, in each case, as amended.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

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“Representative” means, as to any Person, such Person’s Affiliates and its and their managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants).

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

The Chairman:

/s/ Si Chen
By: Si Chen

Pubco:

AMERICAN LORAIN CORPORATION,
a Nevada corporation

By:	/s/ Si Chen
Name: Si Chen
Title: Chief Executive Officer

Planet Green:

PLANET GREEN HOLDINGS CORP.,
a British Virgin Islands company

By:	/s/ Yimin Jin
Name: Yimin Jin
Title: Authorized Person
Junan:

JUNAN HONGRUN FOODSTUFF CO., LTD.,
a PRC company

By:	/s/ Si Chen
Name: Si Chen
Title: Authorized Person

Shandong Lorain:

SHANDONG LORAIN CO., LTD.,
a PRC company

By:	/s/ Si Chen
Name: Si Chen
Title: Authorized Person

ILH:

INTERNATIONAL LORAIN HOLDINGS, INC.,
a Cayman Islands company

By:	/s/ Si Chen
Name: Si Chen
Title: Authorized Person

Shandong Greenpia:

SHANDONG GREENPIA FOODSTUFF CO., LTD.,
a PRC company

By:	/s/ Si Chen
Name: Si Chen
Title: Authorized Person

Beijing Lorain:

BEIJING LORAIN CO., LTD.,
a PRC company

By:	/s/ Si Chen
Name: Si Chen
Title: Authorized Person

Luotian Lorain:

LUOTIAN LORAIN CO., LTD.,
a PRC company

By:	/s/ Si Chen
Name: Si Chen
Title: Authorized Person

SCHEDULE A

Organizational Chart

[to be attached]

PROXY CARD

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

AMERICAN LORAIN CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Si Chen and Yimin Jin (together, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the annual meeting (the “Annual Meeting”) of stockholders of American Lorain Corporation (the “Company”) to be held on                               , 2018 at 10:30 a.m., local time at the Company’s corporate headquarters, Beihuan Zhong Road, Junan County, Shandong, People’s Republic of China, 276600, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
[ ] PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. [ ]

AMERICAN LORAIN CORPORATION
Beihuan Zhong Road, Junan County
Shandong, People’s Republic of China, 276600

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to _________.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e- mail or the Internet.

AMERICAN LORAIN CORPORATION—THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5 and 6.	Please mark [ ] votes as indicated in this example

(1) The Director Election Proposal—To elect five directors to serve as members of the Company’s Board of Directors for one year terms.	FOR ALL [ ]	WITHHOLD ALL [ ]	FOR ALL EXCEPT [ ]	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees on the line below.
____________________

Nominees:

(1)	Hongxiang Yu
(2)	Yimin Jin
(3)	Yuguo Zhang
(4)	Yilei Shao
(5)	Guangmin g Fang

(2) The Issuance Proposal—To consider and vote upon a proposal to approve the transaction contemplated pursuant to an Amended and Restated Securities Purchase Agreement, dated August 8, 2018, by and among the Company and Yimin Jin, our chief strategy officer and director, and Hongxiang Yu, our chairman nominee and director.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

(3) Proposal 3—To approve and adopt a proposal for amendment to the Company’s articles of incorporation to change the Company’s name from “American Lorain Corporation” to “Planet Green Holdings Corp.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

(4) Proposal 4—To approve and adopt separate a proposal for an amendment to the Charter to effect a reverse stock split of our common stock at a ratio not less than _____-for-one (_____-for-1) and not greater than _____-for-one (_____-for-1).	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

(5) Proposal 5—To approve the transaction contemplated by the Share Exchange Agreement, entered into by and among the Company, Si Chen, our chairman, and certain of our subsidiaries, pursuant to which the Company agreed to sell our discontinued businesses and interests in our ongoing businesses to Mr Chen.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

(6) The Auditor Ratification Proposal—To ratify the appointment of WWC, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Date:                   , 2016

__________________________________
Signature

__________________________________
Signature (if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote AGAINST proposals 3 and 4. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of proposals 1, 2, 3, 4, 5 and 6. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

[   ] PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. [   ]